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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2015 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, January 29, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of The Scotts Miracle-Gro Company (the “Company”) will be held on Thursday, January 29, 2015, at 9:00 A.M. Eastern Time (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SMG. Because the Annual Meeting this year is virtual and being conducted electronically, we are unable to accommodate shareholders who would like to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.    To elect three directors, each to serve for a three-year term expiring at the 2018 Annual Meeting of Shareholders.

2.    To conduct an advisory vote on the compensation of the Company’s named executive officers.

3.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

4.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting of Shareholders describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Wednesday, December 3, 2014, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 19, 2014, the Company is first mailing to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2014 Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which indicates how to access the Company’s proxy materials on the Internet.

Your vote is very important. Please vote as soon as possible.

By Order of the Board of Directors,

JAMES HAGEDORN
Chief Executive Officer
and Chairman of the Board
December 19, 2014

Proxy Statement for
Annual Meeting of Shareholders of
THE SCOTTS MIRACLE-GRO COMPANY
To Be Held on Thursday, January 29, 2015

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT
for
Annual Meeting of Shareholders
To Be Held on Thursday, January 29, 2015

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, January 29, 2015, at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof. This year’s Annual Meeting will be a virtual meeting of shareholders, which means that we will be having the Annual Meeting live via the Internet and that you will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/SMG. If you do not have your 12-digit control number that is printed on the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting. Because the Annual Meeting this year is virtual and being conducted electronically, we are unable to accommodate shareholders who would like to attend the Annual Meeting in person.

Only holders of record of the Company’s common shares (the “Common Shares”) at the close of business on Wednesday, December 3, 2014 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 60,963,063 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights.

Again this year, the Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2014 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet and how shareholders can receive a paper copy of such materials. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Company believes this process will conserve natural resources and reduce the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice itself is not a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on January 29, 2015: The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2014 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in printed form by mail or electronically by e-mail on a going-forward basis.

If you received a copy of the proxy materials by mail, a form of proxy for use at the Annual Meeting was included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may transmit your voting instructions electronically at www.proxyvote.com or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically or telephonically before the Annual Meeting is 11:59 P.M. Eastern Time on January 28, 2015. You may also vote during the Annual Meeting via the Internet by going to www.virtualshareholdermeeting.com/SMG and following the instructions printed in the box marked by the arrow on your proxy card or Notice of Internet Availability of Proxy Materials. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Corporate Secretary of the Company, by revoking via the Internet site, by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing “revocation” as instructed or by participating in the Annual Meeting live via the Internet and voting again. You may also change your vote at or prior to the Annual Meeting by: (1) executing and returning to the Company a later-dated form of proxy; (2) participating in the Annual Meeting live via the Internet and voting again; (3) submitting a later-dated electronic vote through the Internet site; or (4) voting by telephone at a later date.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by such “street name” holder. This information will describe the procedures you must follow in order to instruct the holder of record how to vote the “street name” Common Shares and how to revoke any previously-given voting instructions. If you do not provide voting instructions to your broker/dealer within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer on any matters considered non-routine, including the election of directors and the advisory vote on the compensation of the Company’s named executive officers. The broker/dealer will have discretion to vote your Common Shares on routine matters, such as the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing the proxy materials. Directors, officers and certain employees of the Company may solicit your votes personally, by telephone, by e-mail or otherwise, in each case without additional compensation. If you provide voting instructions or participate in the Annual Meeting through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, Wells Fargo Shareowner Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “Retirement Savings Plan” or “RSP”) and Common Shares have been allocated to your account in the RSP, you are entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”), you are entitled to vote the number of Common Shares credited to your custodial account. If you do not vote, the custodian under the Discounted Stock Purchase Plan will vote the Common Shares credited to your custodial account in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Common Shares represented by properly executed forms of proxy, including proxies reflecting abstentions, which are returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum. Broker non-votes, where broker/dealers who hold their customers’ Common Shares in “street name” sign and submit proxies for such Common Shares but fail to vote on non-routine matters because they were not given instructions from their customers, are also counted for the purpose of establishing a quorum.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board for the Annual Meeting.

Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be voted as specified by the shareholder. Common Shares represented by valid proxies timely received prior to the Annual Meeting that do not specify how the Common Shares should be voted will, to the extent permitted by applicable law, be voted FOR the election as directors of the Company of each of the three nominees of the Board listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS”; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as described below under the caption “PROPOSAL NUMBER 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)”; and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 as described below under the caption “PROPOSAL NUMBER 3 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

THE BOARD OF DIRECTORS

Current Composition

There are currently twelve individuals serving on the Board, which is divided into three staggered classes, with each class serving three-year terms. The Class II directors hold office for terms expiring at the Annual Meeting, the Class III directors hold office for terms expiring in 2016, and the Class I directors hold office for terms expiring in 2017.

Diversity

The Board believes that diversity is one of many important considerations in board composition. When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials, including factors such as diversity of background, experience, skill, age, race and gender, as well as each candidate’s judgment, strength of character and specialized knowledge. Although the Board does not have a specific diversity policy, the Nominating and Governance Committee evaluates the current composition of the Board to ensure that the directors reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Nominating and Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

The Nominating and Governance Committee believes that the Company’s current directors, as a group, reflect the diverse mix of skills, experiences, backgrounds and opinions necessary to foster an effective decision-making environment and promote the Company’s culture. Board member experiences cover a wide range of industries, including consumer products, manufacturing, technology, financial services, media, regulatory and consulting. Three of the twelve current directors are women, each of whom chairs one of the Board’s standing committees:  the Audit Committee (Nancy G. Mistretta); the Compensation and Organization Committee (Michelle A. Johnson); and the Finance Committee (Katherine Hagedorn Littlefield).

Experiences, Skills and Qualifications

The Nominating and Governance Committee is responsible for identifying candidates qualified to become directors and recommending director nominees to the Board. As noted above, when considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that candidates must meet. In general, as the Company’s Corporate Governance Guidelines indicate, directors are expected to have the education, business experience and current insight necessary to contribute to the Board’s performance of its functions, the interest and time available to be adequately involved with the Company over a period of years, and the functional skills, corporate leadership, diversity, international experience and other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

Set forth below is a general description of the types of experiences the Board and the Nominating and Governance Committee believe to be particularly relevant to the Company:

•
Leadership Experience — Directors who have demonstrated significant leadership experience in business or other organizations over an extended period of time, especially current and former chief executive officers, provide the Company with valuable insights that can only be gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities facing senior management and the role directors play in overseeing the affairs of large organizations. More than half of the current twelve members of the Board are current or former chief executive officers, and nearly every current director has significant leadership experience.

•
Marketing/Consumer Industry Experience — Directors with experience identifying, developing and marketing new and existing consumer products bring valuable skills that can have a positive impact on the Company’s operational results. Directors with experience dealing with consumers understand consumer needs and wants, recognize products and marketing/advertising campaigns that are most likely to resonate with consumers, and are able to identify potential changes in consumer trends and buying habits and methods to reach consumers through new media channels.

•
Innovation and Technology Experience — Given the Company’s continued focus on driving innovation, directors with innovation and technology experience add significant value to the Board. As one of the few companies with an Innovation and Technology Committee, this is particularly important to the Company’s overall success.

•	International Experience — Directors with experience in markets outside the United States bring valuable knowledge to the Company as it expands its footprint in international markets.

•	Retail Experience — Directors with significant retail experience bring valuable insights that can greatly assist the Company in managing its relationships with its largest retail customers.

•
Financial Experience — Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to a large, complex business, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and directors with financial expertise help to provide effective oversight of the Company’s financial measures and processes.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director to serve as a member of the Board is included in his or her biography.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its shareholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its shareholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer (“CEO”). This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when deemed appropriate.

Currently, the Company is led by James Hagedorn, who has served as CEO since May 2001 and as Chairman of the Board since January 2003. The Board believes that combining the roles of Chairman of the Board and CEO is in the best interests of the Company and its shareholders at this time as it takes advantage of the talent and experience of Mr. Hagedorn. The Board’s decision to appoint Mr. Hagedorn to lead the Company is supported by the Company’s success and track record since the time of Mr. Hagedorn’s appointment.

In addition to Mr. Hagedorn, the Board is currently comprised of eleven non-employee directors, nine of whom also qualify as independent. In accordance with the Company’s Corporate Governance Guidelines and applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the non-employee directors of the Company regularly meet in executive session. These meetings allow non-employee directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent directors of the Company meet in executive session at least once a year and more frequently as matters appropriate for their consideration arise.

The directors elected Lieutenant General (retired) John R. Vines to serve as the Company’s Lead Independent Director in December 2014. As Lead Independent Director, General Vines:

•	has the ability to call meetings of independent and/or non-employee directors;

•	presides at meetings of non-employee and/or independent directors;

•	consults with the Chairman of the Board and CEO with respect to appropriate agenda items for meetings of the Board;

•	serves as a liaison between the Chairman of the Board and the independent directors;

•	has the ability, in consultation with the Vice Chairman, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	has the ability to approve the retention of outside advisors and consultants who report directly to the independent directors of the Board on critical issues, as needed or deemed appropriate;

•	can be contacted directly by shareholders; and

•	performs such other duties as the Board may delegate from time to time.

In addition, the directors elected Katherine Hagedorn Littlefield to serve as Vice Chairman of the Board in July 2013. As Vice Chairman, Ms. Littlefield:

•	presides at meetings of the Board of Directors in the Chairman’s absence;

•	presides at meetings of the shareholders in the Chairman’s absence;

•	has the ability, in consultation with the Lead Independent Director, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues; and

•	performs such other duties as the Board may delegate from time to time.

Finally, in December 2014, the Board established or re-established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee (previously the Audit and Finance Committee); (2) the Compensation and Organization Committee (the “Compensation Committee”); (3) the Nominating and Governance Committee; (4) the Finance Committee (previously part of the Audit and Finance Committee); and (5) the Innovation and Technology Committee (previously the Innovation and Marketing Committee). During the fiscal year ended September 30, 2014 (the “2014 fiscal year”), the Board also had a standing Strategy and Business Development Committee (the “Strategy Committee”), whose responsibilities were transferred to the Finance Committee and the Innovation and Technology Committee, and an Executive Committee, both of which were retired in December 2014. Each of the Audit, Compensation, and Nominating and Governance Committees is comprised entirely of independent directors.

The Board believes that its current leadership structure — including combined Chairman of the Board and CEO roles, nine out of twelve independent directors, a Lead Independent Director, a Vice Chairman of the Board, and key committees comprised solely of independent directors — provides an appropriate balance among strategy development, operational execution and independent oversight, and is therefore in the best interests of the Company and its shareholders.

Board Role in Risk Oversight

It is management’s responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the Board’s responsibility to oversee the Company’s strategic plans and to ensure that management is taking appropriate action to identify, manage and mitigate the associated risks. The Board administers its risk oversight responsibilities both through active review and discussion of enterprise-wide risks and by delegating certain risk oversight responsibilities to committees for further consideration and evaluation. The decision to administer the Board’s oversight responsibilities in this manner has a key effect on the Board’s leadership and committee structure.

Because the roles of Chairman of the Board and CEO are currently combined, to ensure proper oversight of management and the potential risks facing the Company, the directors annually elect a Lead Independent Director. In addition, the Board is comprised of predominantly independent directors and all members of the Board’s key committees — the Audit, Compensation, and Nominating and Governance Committees — are independent. This system of checks and balances helps to ensure that key decisions made by the Company’s most senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

In some cases, risk oversight is addressed by the full Board as part of its engagement with the CEO and other members of senior management. For example, the full Board conducts a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s business units, including associated risks. To that end, management provides the Board with periodic reports regarding the significant risks facing the Company and how the Company is seeking to control or mitigate those risks. The Board also has responsibility for ensuring that the Company maintains appropriate succession plans for its senior officers and conducts an annual review of succession planning.

In other cases, the Board has delegated risk management oversight responsibilities to certain committees, each of which reports regularly to the full Board. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process and has oversight responsibility for financial risks. As part of its oversight role, the Audit Committee regularly reviews risks relating to the Company’s key accounting policies and receives reports regarding the Company’s most significant internal controls and compliance risks from the Company’s Chief Financial Officer as well as its internal auditors. Representatives of the Company’s independent registered public accounting firm attend each Audit Committee meeting, regularly make presentations to the Audit Committee, and comment on management presentations. In addition, the Company’s Chief Financial Officer and internal auditors, as well as representatives of the Company’s independent registered public accounting firm, individually meet in private session with the Audit Committee on a regular basis, affording ample opportunity to raise any concerns with respect to the Company’s risk management practices.

The Compensation Committee oversees risks relating to the Company’s compensation programs and practices. As discussed in more detail in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis, the Compensation Committee employs an independent compensation consultant to assist it in reviewing the Company’s compensation programs, including the potential risks created by and other impacts of these programs.

Finally, the Nominating and Governance Committee oversees issues related to the Company’s governance structure and other corporate governance matters and processes, as well as non-financial risks and compliance matters. In addition, the Nominating and Governance Committee is charged with overseeing compliance with the Company’s Related Person Transaction Policy. The Nominating and Governance Committee regularly reviews the Company’s key corporate governance documents, including the Corporate Governance Guidelines, the Related Person Transaction Policy and the Insider Trading Policy, to ensure they remain in compliance with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight responsibilities.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the Annual Meeting, three Class II directors will be elected. In keeping with the presumptive director retirement age in the Company’s Corporate Governance Guidelines, Mr. Barry, who will turn 72 years old before the Annual Meeting, will not stand for re-election at the end of his current term.  As a result, a fourth Class II director seat will be open after the Annual Meeting, and the Board will either fill such seat or reduce the size of the Board. All three individuals nominated by the Board for election as directors at the Annual Meeting are currently serving as Class II directors — Michelle A. Johnson, Thomas N. Kelly Jr. and John R. Vines. The nomination of each individual was recommended to the Board by the Nominating and Governance Committee.

The individuals elected as Class II directors at the Annual Meeting will hold office for a three-year term expiring at the 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals designated as proxy holders in the form of proxy intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, then the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board following recommendation by the Nominating and Governance Committee. The individuals designated as proxy holders cannot vote for more than three nominees for election as Class II directors at the Annual Meeting.

The following information, as of December 3, 2014, with respect to the age, principal occupation or employment, other affiliations and business experience of each director or nominee for election as a director, has been furnished to the Company by each such director or nominee.

Nominees Standing for Election to the Board of Directors

Class II — Terms to Expire at the 2015 Annual Meeting

Michelle A. Johnson, age 44, Director of the Company since 2014

On August 8, 2014, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed Ms. Johnson as a Class II member of the Board of Directors to fill a vacancy. Ms. Johnson is the former Chief Executive Officer of Sacramento-based StudentsFirst, which she founded in 2010, a bipartisan grassroots movement aimed at making sure all kids have access to high-quality teachers and schools. She also served as the Chancellor of the District of Columbia Public Schools from 2007 through 2010. In 1997 Ms. Johnson founded The New Teacher Project, an organization focused on developing innovative solutions to the challenges surrounding new teacher hiring.

With years of leadership experience within her chosen field and a history of implementing innovative solutions to targeted problems, Ms. Johnson brings extensive leadership and innovation experience to the Board.

Committee Memberships: Compensation (Chair); Nominating and Governance

Thomas N. Kelly Jr., age 67, Director of the Company since 2006

Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corporation, a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint Nextel Corporation from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., which became Sprint Nextel Corporation, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications, Inc. from 1996 until February 2003. Mr. Kelly serves as a director of one other public company, GameStop Corp., where he also serves on the Compensation Committee.

Having served at various times as Chief Strategy Officer, Chief Operating Officer and Chief Marketing Officer of large communications companies, Mr. Kelly brings an extensive skill set to the boardroom. His blend of leadership, innovation and technology, international, marketing/consumer industry and financial experience make him a key advisor to the Board on a full range of consumer and strategy-related matters.

Committee Memberships: Audit; Compensation; Innovation and Technology (Chair)

John R. Vines, age 65, Director of the Company since 2013

Lieutenant General (retired) Vines has operated John R. Vines Associates LLC, a strategic provider of business consulting services since 2007. General Vines also has served as a consultant to McChrystal Group since 2011, as well as Senior Consultant to Mantech between 2007 and 2010. General Vines retired in 2007 from the U.S. Army after 35 years active service. He was in continuous command for his last six years of service, including Commander, U.S. Army’s XVIII Airborne Corps and Multi-National Corps Iraq. In addition, he commanded the Combined Joint Task Force 180 Afghanistan. General Vines also served as the Senior Defense Representative to Afghanistan and Pakistan and previously commanded the 82nd Airborne Division, which included a year-long deployment in Afghanistan. Following retirement, General Vines has acted as a Department of Defense Senior Mentor to U.S. Army and joint senior leadership and deploying combat units, a member of the Defense Service Board and a member of the Army DARPA Senior Advisory Group.

With more than 35 years of active military service and significant consulting experience, General Vines brings extensive leadership, strategy and innovation experience to the Board.

Committee Membership: Nominating and Governance

Class III — Terms to Expire at the 2016 Annual Meeting

Adam Hanft, age 64, Director of the Company since 2010

Mr. Hanft is the founder and Chief Executive Officer of Hanft Projects LLC (“Hanft Projects”), a strategic consultancy that provides marketing advice and insight to leading consumer and business-to-business companies as well as many leading digital brands. He writes broadly about the consumer culture for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Projects, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation.

As the Chief Executive Officer of Hanft Projects, Mr. Hanft brings his extensive leadership, marketing/consumer industry and innovation and technology experience to the Board. His knowledge of the consumer marketplace, media and current branding initiatives have proven particularly valuable.

Committee Membership: Innovation and Technology

Stephen L. Johnson, age 63, Director of the Company since 2010

Mr. Johnson is the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC (“Johnson and Associates”), a strategic provider of business, research and financial management and consulting services formed in 2009. Prior to forming Johnson and Associates, Mr. Johnson worked for the U.S. Environmental Protection Agency for 30 years, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 through January 2009. Mr. Johnson serves as a Trustee of Taylor University.

As President and Chief Executive Officer of Johnson and Associates and the former Administrator of the U.S. Environmental Protection Agency, as well as a lifelong scientist, Mr. Johnson brings considerable leadership and innovation and technology experience to the Board. His appointment also filled a need for both regulatory and environmental expertise that was identified by the Nominating and Governance Committee.

Committee Memberships: Nominating and Governance (Chair); Compensation; Innovation and Technology

Katherine Hagedorn Littlefield, age 59, Director of the Company since 2000

Ms. Littlefield is a general partner of the Hagedorn Partnership, L.P. She also serves on the board for the Hagedorn Family Foundation, Inc., a charitable organization. She is the sister of James Hagedorn, the Company’s CEO and Chairman of the Board.

As a general partner and former Chair of the Hagedorn Partnership, L.P., the Company's largest shareholder, Ms. Littlefield brings a strong shareholder voice to the boardroom. She also has significant innovation and technology experience, having served on the Company's Innovation and Marketing Committee since its formation in January 2014. Prior to that, she served on the Innovation and Technology Committee from its formation in May 2004 until January 2014 when it was retired, as well as on the Innovation Advisory Board (formerly known as the Scientific Advisory Board and the Innovation and Technology Advisory Board) from its formation in 2001 until January 2014 when it was retired.

Committee Memberships: Finance (Chair); Innovation and Technology

Michael E. Porter, Ph.D., age 67, Director of the Company since 2013

Professor Porter is the Bishop William Lawrence University Professor at Harvard Business School, where he has been a Professor since 1973. Professor Porter is a leading authority on competitive strategy and economic development. He is the author of 19 books and over 125 articles, and speaks widely on strategy, competitiveness, corporate responsibility and related subjects. Professor Porter is a founding member and member of the Executive Committee of the Council on Competitiveness, America’s leading private-sector competitiveness organization. He has served as a strategy advisor to top management in numerous leading U.S. and international companies and routinely advises national leaders in numerous countries on competitiveness.

Professor Porter currently serves as a director of Parametric Technology Corporation, a position that he has held since 1995. He also is a director of Merrimack Corporation, where he has been director since December 2010. Professor Porter previously served as a director of Thermo Fisher Scientific Corporation.

As a professor of competitive strategy at Harvard Business School and a leading expert in the business strategy field, Professor Porter brings significant knowledge and expertise to the Board in the areas of strategy and international business.

Committee Membership: Finance

Class I — Terms to Expire at the 2017 Annual Meeting

James Hagedorn, age 59, Director of the Company since 1995 and Chairman of the Board since 2003

Mr. Hagedorn has served as CEO of the Company since May 2001 and Chairman of the Board since January 2003. In addition to serving as CEO and Chairman of the Board, he served as President of the Company from November 2006 until October 2008, and from April 2000 until December 2005. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

Having joined both the Company and the Board in 1995, and having served as CEO and Chairman of the Board for over a decade, Mr. Hagedorn has more working knowledge of the Company and its products than any other individual. During his career at the Company, Mr. Hagedorn has developed extensive leadership, international, and marketing/consumer industry experience that has proven invaluable as he leads the Board through a wide range of issues.

Brian D. Finn, age 54, Director of the Company since 2014

On December 1, 2014, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, appointed Mr. Finn as a Class I member of the Board of Directors to fill a vacancy. Mr. Finn served as the Chief Executive Officer of Asset Management Finance Corporation from 2009 to March 2013 and as its Chairman from 2008 to March 2013. From 2004 to 2008, Mr. Finn was Chairman and Head of Alternative Investments at Credit Suisse Group (“Credit Suisse”). Mr. Finn has held many positions within Credit Suisse and its predecessor firms, including President of Credit Suisse First Boston (“CSFB”), President of Investment Banking, Co-President of Institutional Securities, Chief Executive Officer of Credit Suisse USA and a member of the Office of the Chairman of CSFB. He was also a member of the Executive Board of Credit Suisse. Mr. Finn served as principal and partner of private equity firm Clayton, Dubilier & Rice from 1997 to 2002.

Mr. Finn has over 30 years of experience in the financial industry, including his service in leadership roles in the investment banking and private equity sectors, which provides the Board with additional expertise in strategically growing businesses. Mr. Finn’s service as the Co-Head of Mergers and Acquisitions for Credit Suisse will also augment the Board’s capabilities in analyzing and evaluating acquisition opportunities. His financial experience is also particularly valuable to the Board in his service as a member of the Audit Committee and the Finance Committee.

Mr. Finn is currently a director of Duff & Phelps Corporation, a valuation and investment banking firm, and BlackRock Kelso Capital Corporation, a closed-end management investment company.

Committee Memberships: Audit; Finance

James F. McCann, age 63, Director of the Company since 2014

Mr. McCann is the Chairman of the Board and Chief Executive Officer of 1-800-Flowers.com, the world’s leading online florist and gift shop, and has served in that capacity since its inception in 1976, when Mr. McCann began a retail chain of flower shops in the New York metropolitan area.

Mr. McCann is currently a director and Chairman of the Board of Willis Group Holdings. During the past five years, Mr. McCann also has served as a director of Lottomatica Group S.p.A.

With nearly 40 years of business experience, and as a long-time Chairman and Chief Executive Officer of 1-800-Flowers.com, Mr. McCann brings considerable leadership, innovation and business acumen to the Board.

Committee Memberships: Audit; Finance

Nancy G. Mistretta, age 60, Director of the Company since 2007

Ms. Mistretta is a retired partner of Russell Reynolds Associates (“Russell Reynolds”), an executive search firm, where she served as a partner from February 2005 until June 2009. She was a member of Russell Reynolds’ Not-For-Profit Sector and was responsible for managing executive officer searches for many large philanthropies, with a special focus on educational searches for presidents, deans and financial officers. Based in New York, New York, she also was active in the CEO/Board Services Practice of Russell Reynolds. Prior to joining Russell Reynolds, Ms. Mistretta was with JPMorgan Chase & Co. and its heritage institutions (collectively, “JPMorgan”) for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005. Ms. Mistretta is currently a director of HSBC North America Holdings, Inc., HSBC USA Inc., and HSBC Bank USA, N.A.

Throughout her nearly 30-year career at JPMorgan, Ms. Mistretta has demonstrated a broad base of leadership, international, marketing/consumer industry, retail and financial experience, including through roles as Managing Director responsible for Investment Bank Marketing and Communications, industry head responsible for the Global Diversified Industries group and industry head responsible for the Diversified, Consumer Products and Retail Industries group. Her financial experience is particularly valuable to the Board in her service as a member of the Audit Committee and the Finance Committee.

Committee Memberships: Audit (Chair); Finance

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the three nominees for election as Class II directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld and Common Shares represented by broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board, as applicable.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS II DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board held six meetings during the 2014 fiscal year. Each Board member attended at least 75% of the aggregate number of Board and applicable Board committee meetings during the 2014 fiscal year.

Although the Company does not have a formal policy requiring Board members to attend annual shareholder meetings, the Company encourages all directors to attend each such annual meeting. With the exception of Mrs. Shern, all of the directors attended the 2014 Annual Meeting of Shareholders.

Committees of the Board

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee; (3) the Nominating and Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Membership on each of these committees, as of December 3, 2014, is shown in the following chart:

Audit	Compensation and Organization	Nominating and Governance	Finance	Innovation and Technology
Nancy G. Mistretta (Chair)	Michelle A. Johnson (Chair)	Stephen L. Johnson (Chair)	Katherine Hagedorn Littlefield (Chair)	Thomas N. Kelly Jr. (Chair)
Alan H. Barry	Stephen L. Johnson	Alan H. Barry	Brian D. Finn	Adam Hanft
Brian D. Finn	Thomas N. Kelly Jr.	Michelle A. Johnson	James F. McCann	Stephen L. Johnson
Thomas N. Kelly Jr.		John R. Vines	Nancy G. Mistretta	Katherine Hagedorn Littlefield
James F. McCann			Michael E. Porter, Ph.D.

Audit Committee

In December 2014, the Board, upon the recommendation of the Nominating and Governance Committee, separated the previously existing Audit and Finance Committee into two committees: the Audit Committee and the Finance Committee. The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com. At least annually, in consultation with the Nominating and Governance Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements; (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company; (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters; (4) assisting the Board in its oversight of: (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function; and (5) undertaking the other matters required by applicable NYSE Rules as well as the rules and regulations of the SEC (the “SEC Rules”).

Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has determined that Alan H. Barry, Brian D. Finn and Nancy G. Mistretta each qualify, and that during her tenure Stephanie M. Shern did qualify, as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the current members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee was established in December 2014 and did not meet during the 2014 fiscal year.  The Audit and Finance Committee (the predecessor to the Audit Committee) met eight times during the 2014 fiscal year.

The following directors served on the Audit and Finance Committee (the predecessor to the Audit Committee) during the 2014 fiscal year: Alan H. Barry, Stephen L. Johnson, Thomas N. Kelly Jr., Nancy G. Mistretta and Stephanie M. Shern.

The Report of the Audit and Finance Committee begins on page 63.

Compensation and Organization Committee

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com. At least annually, in consultation with the Nominating and Governance Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Compensation Committee has responsibility for determining all elements of executive compensation and benefits for our CEO and other key executives of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and serves as the committee administering The Scotts Miracle-Gro Company Amended and Restated 1996 Stock Option Plan (the “1996 Stock Option Plan”), The Scotts Miracle-Gro Company Amended and Restated 2003 Stock Option and Incentive Equity Plan (the “2003 Equity Plan”), The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Long-Term Incentive Plan”), The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”) and the Discounted Stock Purchase Plan.

Pursuant to its charter, the Compensation Committee has authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2014 fiscal year, the Compensation Committee engaged an independent consultant from Frederic W. Cook & Co. to advise the Compensation Committee with respect to market practices and competitive trends in the area of executive compensation, as well as ongoing legal and regulatory considerations. The consultant provided guidance to assist the Compensation Committee in determining compensation for the CEO, the other NEOs and other key management employees. Frederic W. Cook & Co. did not provide consulting services directly to management. The role of Frederic W. Cook & Co. is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. The Board also has determined that each member qualifies as an outside director for purposes of § 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met seven times during the 2014 fiscal year.

The following directors served on the Compensation Committee during the 2014 fiscal year: Michelle A. Johnson, Stephen L. Johnson, Thomas N. Kelly Jr., James F. McCann and Nancy G. Mistretta.

The Compensation Discussion and Analysis begins on page 22. The Compensation Committee Report appears on page 38.

Nominating and Governance Committee

The Nominating and Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Nominating and Governance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com. At least annually, the Nominating and Governance Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Nominating and Governance Committee recommends nominees for membership on the Board as well as policies regarding the composition of the Board generally. The Nominating and Governance Committee also makes recommendations to the Board regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board and of management (in the areas of Board relations and corporate governance), director compensation and developments in corporate governance practices. The Nominating and Governance Committee is responsible for developing a policy regarding the consideration of candidates recommended by shareholders for election or appointment to the Board and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements that may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board, the Nominating and Governance Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Nominating and Governance Committee is also responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board.

The Board has determined that each member of the Nominating and Governance Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Nominating and Governance Committee met four times during the 2014 fiscal year.

The following directors served on the Nominating and Governance Committee during the 2014 fiscal year: Alan H. Barry, Adam Hanft, Stephen L. Johnson and John R. Vines.

Finance Committee

In December 2014, the Board, upon the recommendation of the Nominating and Governance Committee, separated the previously existing Audit and Finance Committee into two committees: the Audit Committee and the Finance Committee. The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Finance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

The Finance Committee assists the Board in the oversight of the finance and investment functions of the Company, the Company’s capital structure and the financing and financial structure of proposed acquisitions and divestitures in which the Company engages as part of its business strategy from time to time. In discharging these duties, the Finance Committee oversees a broad range of financial matters, including the Company’s capital expenditures budget, investment policies, stock repurchase programs, dividend payments, cash management and corporate financing matters. The Finance Committee also advises the Board with respect to acquisitions, divestitures, other significant corporate transactions, and integration of acquired businesses and business development opportunities, which were formerly responsibilities of the now retired Strategy Committee.

The Finance Committee was established in December 2014 and did not meet during the 2014 fiscal year. The Audit and Finance Committee and the Strategy Committee (the predecessors to the Finance Committee) met eight times and five times, respectively, during the 2014 fiscal year.

The following directors served on the Strategy Committee during the 2014 fiscal year: Katherine Hagedorn Littlefield, Adam Hanft, Thomas N. Kelly, Jr., Michael E. Porter, Ph.D., Stephanie M. Shern and John R. Vines.

Innovation and Technology Committee

In December 2014, the Board, upon the recommendation of the Nominating and Governance Committee, restructured and renamed the Innovation and Marketing Committee as the Innovation and Technology Committee. The Innovation and Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Innovation and Technology Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

The Innovation and Technology Committee assists the Board in its oversight of management’s activities and processes related to the development of the Company’s technology plans, commercial and technical innovation strategies, and the Company’s policies and practices with respect to corporate social responsibility (including stewardship and sustainability).

The Innovation and Marketing Committee (the predecessor to the Innovation and Technology Committee) met twice during the 2014 fiscal year.

The following directors served on the Innovation and Marketing Committee (the predecessor to the Innovation and Technology Committee) during the 2014 fiscal year: Katherine Hagedorn Littlefield, Adam Hanft, Michelle A. Johnson, Stephen L. Johnson and James F. McCann.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to the 2014 fiscal year and from October 1, 2014 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under applicable SEC Rules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the NYSE Rules, the Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they remain in compliance with all applicable requirements and appropriately address evolving corporate governance issues. The Corporate Governance Guidelines were amended in December 2014 to, among other things, update the description of current Board committees to reflect the separation of the Audit and Finance Committee into the Audit Committee and the Finance Committee, the establishment of the Innovation and Technology Committee, and the retirement of the Innovation and Marketing Committee, the Strategy Committee and the Executive Committee.

The Corporate Governance Guidelines are posted under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

Director Independence

In consultation with the Nominating and Governance Committee, the Board has reviewed, considered and discussed the relationships, both direct and indirect, of each current director or nominee for election as a director with the Company and its subsidiaries, including those listed under the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the SEC Rules. Based upon the recommendation of the Nominating and Governance Committee and its own review, consideration and discussion, the Board has determined that the following Board members satisfy such independence requirements and are, therefore, “independent” directors:

(1) Alan H. Barry	(6) Thomas N. Kelly Jr.
(2) Brian D. Finn	(7) James F. McCann
(3) Adam Hanft	(8) Nancy G. Mistretta
(4) Michelle A. Johnson	(9) John R. Vines
(5) Stephen L. Johnson

The Board determined that: (a) James Hagedorn is not independent because he is the Company’s CEO, (b) Katherine Hagedorn Littlefield is not independent because she is the sister of James Hagedorn, and (c) Michael E. Porter, Ph.D. is not independent because he has received consulting compensation from the Company within the last three years that exceeds the threshold limit for determining whether a director can be considered independent.

As part of the independence analysis for Professor Porter, the Board noted that, in addition to the fees paid to Professor Porter in exchange for consulting services, which were $100,000 during the 2014 fiscal year and $25,000 during the first quarter of the 2015 fiscal year, Professor Porter received $664,501 in the 2014 fiscal year as a result of his exercise of phantom stock appreciation rights that were originally granted to Professor Porter during the 2004 fiscal year in conjunction with a prior consulting arrangement. During the first quarter of the 2015 fiscal year, Professor Porter received $607,578 following his exercise of phantom stock appreciation rights in November 2014 that were previously granted to him during the 2005 fiscal year in conjunction with a prior consulting arrangement.

As part of its independence analysis for General Vines, the Board noted that he serves as an independent contractor to McChrystal Group, and that McChrystal Group provides consulting services to the Company. During the 2014 fiscal year, the Company paid McChrystal Group approximately $497,000 in consulting fees. To the Company’s knowledge, General Vines has no material direct or indirect interest in the fees paid by the Company to McChrystal Group.

As part of its independence analysis for Adam Hanft, the Board noted that the Company entered into a consulting agreement with Hanft Projects LLC (“Hanft Projects”) in February 2014 for the provision of strategic marketing consulting services to the Company. Mr. Hanft, one of our directors, is the principal and Chief Executive Officer of Hanft Projects. The term of the agreement was from February 1, 2014 to August 1, 2014. During the 2014 fiscal year, the Company paid Hanft Projects $110,000 in exchange for consulting services. Such amounts paid for consulting services are in addition to the cash, equity or other compensation Mr. Hanft receives for his services as a director on our Board.

Nominations of Directors

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees to stand for election to the Board. The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

The Company’s Corporate Governance Guidelines indicate that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provide the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the Lead Independent Director, the non-employee directors as a group, the independent directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-employee Directors” or “Independent Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” link on the Company’s Internet website located at http://investor.scotts.com.

All employees of the Company and its subsidiaries, including each NEO, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedures for addressing these matters are set forth in the Company’s Code of Business Conduct and Ethics.

NON-EMPLOYEE DIRECTOR COMPENSATION

Benchmarking Non-Employee Director Compensation

The Board believes that non-employee director compensation should be competitive with similarly situated companies and should encourage high levels of ownership of the Company’s Common Shares. In 2013, the Board engaged Frederic W. Cook & Co. to update a previously-conducted benchmark study that compared each element of non-employee director compensation against the companies that comprised the peer group used to benchmark NEO compensation (the “Compensation Peer Group”). For further discussion of the Compensation Peer Group, see the section of this Proxy Statement captioned “Our Compensation Practices — Compensation Peer Group” within the Compensation Discussion and Analysis. The Board used the benchmark study conducted in 2013 to evaluate the competitiveness of the updated non-employee director compensation structure for the 2014 calendar year discussed below.

Non-Employee Director Compensation Structure for 2014

Beginning in the 2014 calendar year, in an effort to better leverage the collective skills and experience of the Company’s non-employee directors, the Company significantly increased the amount of time that it expects each non-employee director to dedicate to Board service. In addition to the regular Board and committee meetings that the non-employee directors are expected to attend, the Company now also expects the non-employee directors to spend several days each year “in the field” immersing themselves in the Company’s business to gain additional insights and perspective regarding the Company’s operations, partners, customers and consumers.

Given this additional time commitment and the fact that the Company’s non-employee director compensation structure had not changed since 2008, the Company decided to update its non-employee director compensation structure for the 2014 calendar year by increasing the total annualized value of the deferred stock units (“DSUs”) granted to each non-employee director to $170,000 and eliminating the additional equity grants provided under the previous structure for serving as Board committee chairs or members. The Company believes this simplified structure will better reflect the additional responsibilities that the Company expects each non-employee director to assume, facilitate the rotation of directors among the various Board committees and ensure that the Company continues to provide a competitive level of compensation to its non-employee directors. By delivering approximately two-thirds of the annual Board retainer in the form of equity-based compensation, the updated non-employee director compensation structure also strengthens the alignment between the interests of the Company’s non-employee directors and its shareholders. After implementing the new structure, based on the results of the 2013 benchmark study, the compensation provided by the Company to its non-employee directors was at the high end of the Compensation Peer Group.

The compensation structure for non-employee directors, which the Board establishes on a calendar-year basis, reflects a combination of annual cash retainers and equity-based compensation granted in the form of DSUs, as follows:

	Annual Retainers Paid in Cash(1)	Value of DSUs Granted

Board Membership	$100,000	$170,000
Lead Independent Director	$15,000	$35,000
________________________

(1)	The annual cash-based retainer is paid in quarterly installments.

In addition to the above compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses for attending Board meetings or other Company-related functions.

Equity-Based Compensation

For the 2014 calendar year, the equity-based compensation for non-employee directors was granted in the form of DSUs. Each whole DSU represents a contingent right to receive one full Common Share.

Dividend Equivalents

Each DSU is granted with a related dividend equivalent, which represents the right to receive additional DSUs in respect of dividends that are declared and paid in cash in respect of the Common Shares underlying the DSUs, during the period beginning on the grant date and ending on the settlement date. Such cash dividends are converted to DSUs based on the fair market value of Common Shares on the date the dividend is paid. Dividends declared and paid in the form of Common Shares are converted to DSUs in proportion to the dividends paid per Common Share.

Vesting and Settlement

DSU grants for non-employee directors typically are approved by the Board at a meeting held around the time of the annual meeting of shareholders. The grant date typically is established as the first business day after the annual meeting of shareholders. For the 2014 calendar year, DSUs were granted to the non-employee directors on January 31, 2014. There were additional DSUs granted to the non-employee directors on May 1, 2014 in connection with the changes made to the non-employee director compensation structure for the 2014 calendar year. In general, the DSUs granted to non-employee directors in the 2014 calendar year, including dividend equivalents converted to DSUs, vest on the date of the Annual Meeting. If a non-employee director ceases to be a member of the Board as a result of his or her death or becoming totally disabled, then all of such non-employee director’s DSUs (and related dividend equivalents) will become 100% vested as of the date the non-employee director’s service on the Board terminates. If a non-employee director ceases to be a member of the Board prior to the vesting date for any reason not described in the preceding sentence, the DSUs (and related dividend equivalents) will be immediately forfeited. Subject to the terms of the Long-Term Incentive Plan, whole vested DSUs will be settled in Common Shares and fractional DSUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the third anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs will vest on the date of the change in control and settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs other than with respect to the dividend equivalents.

Deferral of Cash-Based Retainers

For the 2014 calendar year, the non-employee directors had the option to elect, in advance, to receive up to 100% of their quarterly cash retainers in cash or fully-vested DSUs. If DSUs were elected, the non-employee director received the number of DSUs determined by dividing the deferral amount by the closing price of one Common Share on NYSE on the applicable grant date. DSUs granted in connection with deferral elections will be settled on the same terms as described above. For the 2014 calendar year, Mr. Hanft made an election to receive 50% of his quarterly retainers in fully vested DSUs and Mr. Johnson made an election to receive 25% of his quarterly retainers in fully vested DSUs. None of the other non-employee directors elected to defer any portion of their 2014 calendar year cash retainer.

Non-Employee Director Stock Ownership Guidelines

The Board believes that ownership of Common Shares strengthens directors’ commitment to the long-term future of the Company and further aligns their interests with those of the Company’s shareholders. Accordingly, the Board has adopted stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Shares having a value of at least five times the annual cash retainer. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the director and/or held in a brokerage account;

•	60% of the “in-the-money” portion of any non-qualified stock option (“NSO”) or stock appreciation right (“SAR”), whether vested or unvested; and

•	60% of the value of unsettled full-value awards (e.g., DSUs).

The stock ownership guidelines require each non-employee director to retain 50% of the shares realized from equity-based awards until the ownership guideline has been achieved.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company for the 2014 fiscal year. Mr. Hagedorn did not receive any additional compensation for his services as a director. Accordingly, Mr. Hagedorn’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(3)		Stock Awards ($)(6)(7)		Option Awards ($)(9)	Total ($)
Alan H. Barry	100,000		170,000		—	270,000
Brian D. Finn (1)	—		—		—	—
Adam Hanft	100,000		170,000		—	270,000
Michelle A. Johnson	16,667	(4)	70,833	(4)	—	87,500
Stephen L. Johnson	100,000		170,000		—	270,000
Thomas N. Kelly Jr.	115,000	(5)	205,000	(8)	—	320,000
Katherine Hagedorn Littlefield	100,000		170,000		—	270,000
James F. McCann	75,000	(4)	170,000		—	245,000
Nancy G. Mistretta	100,000		170,000		—	270,000
Michael E. Porter, Ph.D.	100,000		170,000		—	270,000
Stephanie M. Shern (former) (2)	100,000		170,000		—	270,000
John R. Vines	100,000		170,000		—	270,000
________________________

(1)	Mr. Finn was appointed to the Board on December 1, 2014, after the end of the 2014 fiscal year.

(2)	Mrs. Shern resigned from the Board on October 27, 2014, after the end of the 2014 fiscal year.

(3)
Reflects the cash-based retainer earned for services rendered during the 2014 fiscal year, paid at a rate of $25,000 per quarter. With respect to Mr. Hanft, consistent with his election to defer 50% of his cash retainer, the amount reported includes $12,500 in cash fees for each quarter from October 1, 2013 through September 30, 2014 (for a total of $50,000) that were deferred and awarded in the form of fully vested DSUs on each of October 1, 2013, January 31, 2014, April 1, 2014 and July 1, 2014. With respect to Mr. Johnson, consistent with his election to defer 25% of his cash retainer, the amount reported includes $6,250 in cash fees each quarter from October 1, 2013 through September 30, 2014 (for a total of $25,000) that were deferred and awarded in the form of fully vested DSUs on each of October 1, 2013, January 31, 2014, April 1, 2014 and July 1, 2014.

(4)
The calendar year fees and DSU value have been prorated to reflect Ms. Johnson’s service during the 2014 fiscal year beginning August 8, 2014 and Mr. McCann’s service during the 2014 fiscal year beginning January 30, 2014.

(5)	Reflects an additional cash-based retainer of $15,000 for Mr. Kelly’s service as the Company’s Lead Independent Director during the 2014 fiscal year.

(6)
Reflects the aggregate grant date fair value of DSUs granted during the 2014 fiscal year. The value of each DSU was determined using the fair market value of the underlying Common Share on January 31, 2014, May 1, 2014 or August 8, 2014, respectively, the applicable date of the grant, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions.

(7)    The aggregate number of Common Shares subject to DSUs (including both vested and unvested DSUs, DSUs granted as a result of converting dividend equivalents and DSUs granted in lieu of cash retainer) outstanding as of September 30, 2014 was as follows:

Name	Aggregate Number of Common Shares Subject to Stock Awards Outstanding as of September 30, 2014*
Alan H. Barry	13,094
Brian D. Finn	—
Adam Hanft	16,533
Michelle A. Johnson	1,315
Stephen L. Johnson	12,244
Thomas N. Kelly Jr.	14,532
Katherine Hagedorn Littlefield	14,779
James F. McCann	2,984
Nancy G. Mistretta	15,211
Michael E. Porter, Ph.D.	5,403
Stephanie M. Shern (former)	14,047
John R. Vines	3,809

*	All fractional Common Shares have been rounded to the nearest whole Common Share.

(8)	Reflects an additional grant of $35,000 in DSUs for Mr. Kelly’s service as the Company’s Lead Independent Director during the 2014 fiscal year.

(9)
While there were no options granted to non-employee directors during the 2014 fiscal year, the aggregate number of Common Shares subject to option awards outstanding as of September 30, 2014 was as follows:

Name	Aggregate Number of Common Shares Subject to Option Awards Outstanding as of September 30, 2014
Alan H. Barry	—
Brian D. Finn	—
Adam Hanft	—
Michelle A. Johnson	—
Stephen L. Johnson	—
Thomas N. Kelly Jr.	—
Katherine Hagedorn Littlefield	45,089
James F. McCann	—
Nancy G. Mistretta	—
Michael E. Porter, Ph.D.	20,718
Stephanie M. Shern (former)	—
John R. Vines	—

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (the “CD&A”) is intended to provide insight to our shareholders regarding our executive compensation philosophy, the structure of our executive compensation programs and the factors that are considered in making compensation decisions for the Named Executive Officers (“NEOs”).

Executive Summary

The Company believes its compensation practices and the overall level of executive pay are competitive when compared with our Compensation Peer Group and reflect fair pay relative to the Company’s financial performance. Proposal Number 2, found on page 60, provides shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. At our 2014 Annual Meeting of Shareholders, our shareholders had the opportunity to provide an advisory vote on the compensation paid to our NEOs, a so-called “Say-on-Pay” vote. Over 98% of the votes cast by our shareholders were in favor of our “Say-on-Pay” vote. Accordingly, the Compensation Committee generally believes that such results affirmed shareholder support of our approach to executive compensation and did not believe it was necessary to, and therefore did not, make any significant changes to our executive compensation program solely in response to the vote.

We believe our compensation programs align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing shareholder value. Where such goals are met or exceeded, our compensation programs are designed to provide higher payouts to our NEOs and vice versa. Accordingly, based on exceeding the pre-defined performance goals for the 2014 fiscal year, our NEOs achieved incentive payouts that were above target.

Based on a retrospective review of our executive compensation program in 2013, the Compensation Committee was concerned that the Company was falling behind its peers in terms of actual pay delivered since the 2010 fiscal year, primarily because performance-based compensation was adversely affected by uncontrollable environmental factors, such as weather and commodity cost-related influences, which have created volatility in our earnings rather than as a result of poor performance. The Compensation Committee concluded that the impact of these environmental factors, combined with the Company’s history of setting optimistic performance goals, contributed to volatility in our variable compensation that, over time, was having a destabilizing effect on our people. While the Compensation Committee remains committed to the principles of performance-based pay over the long-run, it concluded that, on a temporary basis, it was in the best interest of the Company and its shareholders to stabilize executive compensation and mitigate retention concerns by temporarily “de-risking” the overall compensation structure for the NEOs and other key management employees over a two-year period (covering the 2013 and 2014 fiscal years). The temporary “de-risking” strategy adopted by the Compensation Committee in 2013, which was continued through the 2014 fiscal year, incorporates the following principles:

•	Increase focus/weighting on annual base pay and short-term incentives;

•	Reduce the number of metrics in the annual incentive plan and focus on short-term profitability improvements;

•	Set realistic performance targets in the annual incentive plan that reflect the current low growth operating environment and the exposure to weather-related performance volatility; and

•	Structure long-term awards to promote retention, while adding a one-year performance goal intended to qualify the awards as performance-based for tax purposes.

For the 2014 fiscal year, the temporary “de-risking” strategy was primarily reflected in the Compensation Committee’s decision to grant the 2014 long-term awards for the NEOs in the form of performance units (“PUs”) that are structured to promote retention, while providing a one-year performance goal that is intended to qualify the awards as “performance-based” for purposes of preserving the Company’s tax deduction under IRC § 162(m). See section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards” for additional discussion of the performance goals.

The Compensation Committee believes that the temporary “de-risking” strategy was successful both in retaining key members of our senior leadership team and helping to maintain the focus of the organization on improving our overall profitability. As business conditions have been more favorable, the Company expects to move away from the temporary “de-risking” strategy in 2015.

The summary below highlights: (i) our belief that executive pay should be linked to shareholder value creation; (ii) the tie between 2014 executive compensation and our financial performance; and (iii) key market practices reflected in the design of our compensation programs.

We Believe in Linking Pay to Shareholder Value Creation

Linking executive pay to shareholder value creation is central to the design of our executive compensation programs. The Compensation Committee strives to achieve that linkage over both a short-term and a long-term horizon, and, as reflected through the temporary “de-risking” strategy discussed above, the Compensation Committee exercises its discretion to make adjustments to the design of our programs to ensure that our executives are rewarded fairly, over time, relative to the shareholder value they help create. The design of our compensation programs includes the following measures to ensure that compensation granted to our NEOs is aligned with the interests of our key stakeholders and the key drivers of shareholder value creation:

•
A significant portion of the total direct compensation opportunity for each of our NEOs is tied directly to short-term financial performance or long-term appreciation of our share price, directly aligning the interests of the NEOs with our shareholders. Approximately 70% of the pay opportunity for our CEO and the other NEOs is tied to variable pay opportunities.

•
Our annual incentive compensation program is heavily weighted to profitability and return on capital — which we believe are two key drivers of long-term value creation. The plan also includes a funding trigger (which ensures credit facility compliance) to mitigate the potential risk associated with short-term decisions by our NEOs that may not be in the best interest of the Company or its key stakeholders. Failure to meet the funding trigger jeopardizes the eligibility of our NEOs to receive annual incentive awards.

Executive Compensation Reflects Financial Performance and Fair Target Setting

Consistent with our compensation program design, our compensation program results for the 2014 fiscal year reflected the Company’s financial results:

•
The target performance level for the 2014 fiscal year annual incentive plan was set based on an expectation that the Company would realize flat net sales on a consolidated basis versus the prior year, but would deliver strong bottom line profitability improvements through concentrated SG&A reductions, margin improvements and strategic price increases.

•
As projected, our consolidated adjusted earnings before interest, taxes and amortization (“EBITA”), which was the primary performance metric under the annual incentive plan for the 2014 fiscal year, increased by approximately 11% versus the prior year, resulting in incentive payouts above target for the NEOs.

The Compensation Committee believes the level of variable compensation reported for our NEOs in the Summary Compensation Table is fair when considering the overall financial performance achieved by the Company for the 2014 fiscal year.

Compensation Design Reflects Key Market Practices

We are committed to periodically making adjustments to our compensation practices to further align our executive compensation design with our shareholders’ interests and current market practices, including:

•
Performance-Based Pay: Consistent with our pay-for-performance philosophy, approximately 70% of the annual compensation opportunity for our CEO and the other NEOs, was delivered in the form of variable pay tied to financial performance.

•
No Employment Agreements: The Company no longer maintains employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are provided under an executive severance plan.

•	Limited Use of Gross-Ups: We limit our use of tax gross-up payments to those relating to relocation-related benefits. During the 2014 fiscal year no tax gross-up payments were made to any of the NEOs.

•
Limited Executive Perquisites: Beginning in January 2014, the Company discontinued the monthly commuting allowance paid to our CEO. All other cash-based executive perquisites, such as car allowances and financial planning services, were discontinued prior to 2014.

•
Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which preclude acceleration of vesting of outstanding cash and equity-based awards upon a change in control if such awards are assumed or substituted. In these instances, our plans preclude acceleration of vesting unless an employee is terminated.

•
Clawback Provisions: All of our equity-based awards and annual incentive awards contain provisions designed to recoup such awards for violation of non-compete covenants or engaging in conduct that is detrimental to the Company. In addition, our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement.

•
Stock Ownership Guidelines: Our stock ownership guidelines are designed to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The ownership guidelines, which are competitive with the levels maintained by our Compensation Peer Group, are: 10 times base salary for the CEO, 5 times base salary for the President and 3 times base salary for all other NEOs.

•	No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997, and the only NEO who was enrolled in this plan prior to this date is our CEO.

•
Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•
Insider Trading Policy; Anti-Hedging Policy: Our insider trading policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

Our Compensation Philosophy and Objectives

Objectives: The culture of our Company is based on a strong bias for action aimed at delivering sustainable results. We believe our compensation programs promote accountability and a performance-based culture, with significant emphasis on both short-term and long-term incentives that are designed to achieve the following objectives:

•	Attract, retain and motivate top leadership talent;

•	Drive performance that generates long-term profitable growth;

•	Reward behaviors that reinforce our business strategy and desired culture;

•	Encourage teamwork across business units and functional areas; and

•	Connect rewards to shareholder value creation.

Guiding Principles: The Company has adopted the following guiding principles as a framework for making compensation decisions while preserving the flexibility needed to respond to the competitive market for executive talent:

•
Structure total compensation levels within the competitive market range for similar executive roles, which is generally viewed as the pay range between the 25th percentile and the 75th percentile of the Compensation Peer Group (the “Competitive Market Range”);

•	Place greater emphasis on variable pay versus fixed pay;

•	Notwithstanding the temporary “de-risking” strategy discussed above, emphasize pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•	Provide the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Setting Pay Levels and Pay Mix: The Compensation Committee exercises its discretion to position individual pay levels and pay mix (how much of the pay opportunity is derived from base salary, target incentive opportunity and long-term value) higher or lower in the Competitive Market Range based on a subjective assessment of the individual facts and circumstances, including:

•	The relative degree of organizational impact and influence of the role (what we refer to as “role-based pay”);

•	The competency, experience and skill level of the executive; and

•	The overall level of personal performance and expected contribution to the success of our business in the future.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Company relies on a mix of five principal short-term and long-term compensation elements. For the 2014 fiscal year, the elements of executive compensation were:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term equity-based incentive awards;

•	Executive perquisites and other benefits; and

•	Retirement plans and deferred compensation benefits.

The Compensation Committee has responsibility for determining all elements of compensation granted to our CEO and other key management employees, including the other NEOs listed in the Summary Compensation Table. On an annual basis the Compensation Committee reviews the relationship between short-term and long-term compensation elements, as well as the relative mix or weighting of elements, to ensure that the structure of our executive pay is consistent with our compensation philosophy and guiding principles.

Base Salary (short-term compensation element)

Base salary is the primary fixed element of total compensation and serves as the foundation of the total compensation structure since most of the variable compensation elements are linked directly or indirectly to the base salary level. Base salaries of the NEOs are reviewed on an annual basis and compared against the Competitive Market Range for similar positions based on survey data provided by the Company’s compensation consultants. The Compensation Committee exercises its discretion to position individual base salary levels for the NEOs within the Competitive Market Range based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company as well as an NEO’s experience, competency, skill level, overall contribution to the success of our business and potential to make significant contributions to the Company in the future.

Annual Cash Incentive Compensation (short-term compensation element)

The Scotts Company LLC Amended and Restated Executive Incentive Plan (“EIP”) provides annual cash incentive compensation opportunities based on various performance metrics related to the financial performance of the Company and its business units. For the 2014 fiscal year, the EIP was intended to focus on key value drivers, with an emphasis on capital utilization and profitability. The EIP is grounded by the following set of core guiding principles, which are reflective of our compensation philosophy and support a sustainable plan design:

•	Accountability — plans are heavily weighted to individual region and business unit performance;

•	Focus — pick a few things and do them well;

•	Alignment — plans are aligned with overall business strategy and growth objectives;

•	Simplicity — plans are easy to understand and communicate; and

•	Differentiation — plans recognize the unique aspects of regions and business units, as well as individual performance.

EIP Performance Metrics: For the 2014 fiscal year, the incentive awards for all NEOs were based on the following performance measures, each of which is calculated at the consolidated Company level:

•	Return on Invested Capital (“ROIC”) — net operating profit after tax divided by average invested capital; and

•
Adjusted EBITA — earnings before interest, taxes and amortization, adjusted to exclude discontinued operations, impairment, restructuring and other non-cash charges, subject to further adjustments at the discretion of the Compensation Committee, based on the facts and circumstances.

Note:
The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for accounting principles generally accepted in the United States of America (“U.S. GAAP”) reporting. As a result, there could be a difference between the Company’s reported financial results and the amounts used for purposes of calculating incentive payouts under the EIP.

The Compensation Committee believes that these measures reflect key value drivers of the business and align management with shareholder interests.

As reflected in the table below, to account for potential weather-related volatility, a threshold payout of 50% can be achieved at a ROIC and profit level that is approximately 8% below the prior year actual. The target performance goals required to achieve a payout of 100% reflect ROIC and profit growth of approximately 6.5% versus the prior year. The maximum performance goals, which reflect ROIC and profit growth of approximately 18% versus the prior year, were set at a stretch performance level that the Compensation Committee believed to be achievable.

The consolidated Company-level performance goals and actual performance results for the 2014 fiscal year (with dollars in millions) were:

	Metric Weighting	Payout Level					Performance Results	Weighted Payout %
Metric		50.0%	100.0%	125.0%	175.0%	250.0%
ROIC	25%	10.4%	12.0%	12.3%	12.8%	13.3%	12.5%	24.3%
Adjusted EBITA	75%	$317.7	$368.0	$378.0	$393.0	$408.2	$374.4	99.8%
Overall Weighted Payout %								124.1%

Funding Trigger: Payouts under the EIP are subject to the Company remaining in compliance with the quarterly debt/EBITDA ratio requirement under its credit facility.

Individual Discretionary Component: The EIP also includes a discretionary component to further distinguish individual performance and to ensure we are rewarding the desired performance and behaviors. The Compensation Committee may exercise its discretion to adjust the total weighted incentive award calculated under the EIP for each plan participant based on various business factors, including individual performance. As a result, an individual participant could receive a total incentive payout that differs from the payout that would be calculated based solely on achievement of the performance metrics under this plan.

For the 2014 fiscal year, 80% of the total weighted payout (the non-discretionary portion) for plan participants was determined based directly on achievement of the performance metrics, with the remaining 20% (the discretionary portion) awarded at the discretion of the Compensation Committee based on each NEO’s performance during the fiscal year. For further discussion of the discretionary incentive amounts awarded to the NEOs for the 2014 fiscal year, see the Summary Compensation Table.

Tax Deductibility: The Compensation Committee oversees the operation of the EIP, including approval of the plan design, performance objectives and payout targets for each fiscal year, and attempts to qualify the underlying payouts as performance-based compensation for purposes of IRC § 162(m) in order to maximize the tax deductibility of such compensation for the Company.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that creates and enhances shareholder value. The Compensation Committee targets the grant value of long-term equity-based incentive awards within the Competitive Market Range. Consistent with the Company’s performance-based pay philosophy, the Compensation Committee exercises its discretion to position the targeted grant value of individual equity-based incentive awards within the Competitive Market Range based on factors such as the overall performance level of the individual, the overall contribution of the individual to the success of the business, years of service and the potential of the individual to make significant contributions to the Company in the future.

Consistent with the temporary “de-risking” strategy discussed above, the 2014 long-term awards granted to the NEOs are in the form of PUs, which are structured to promote retention, while providing a one-year performance goal which is intended to qualify the awards as “performance-based” for purposes of preserving the Company’s tax deduction under IRC § 162(m). Specifically, all PUs granted to the NEOs in the 2014 fiscal year are subject to three-year, time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability, provided the Company achieves the pre-defined performance criteria of at least a $2.00 EPS (as defined below) for the 2014 calendar year performance period. The calendar year performance period represents the 12-month forward-looking period from the time the Compensation Committee approved the performance criteria, and was chosen to ensure the compensation qualifies as performance-based under IRC § 162(m). For purposes of determining whether the performance goal has been achieved, the Compensation Committee defined “EPS” as diluted earnings per share (excluding the negative impact of any nonrecurring items, discontinued operations, or cumulative effects of accounting changes) for the 2014 calendar year. Each PU granted to the NEOs in the 2014 fiscal year also includes a dividend equivalent right entitling the NEO to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the settlement date.

Although the Company expects to achieve the EPS goal for the 2014 calendar year performance period, failure to achieve the specified EPS goal would have resulted in forfeiture of the PUs, even if the service-based vesting requirements are satisfied in the future. Since the PUs are intended to qualify as performance-based compensation for purposes of IRC § 162(m), the full value of these awards at the time of vesting is intended to be deductible. Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards.”

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefit plans and the Retirement Savings Plan, a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. With the exception of a Company-paid annual physical examination, none of the NEOs, other than the CEO, receive executive perquisites or benefits beyond those generally offered to all employees. In addition to his Company-paid annual physical examination, Mr. Hagedorn received a compensatory monthly commuting allowance of $20,000, which had been a component of his annual compensation structure for many years. In conjunction with negotiating the terms of a new severance agreement for Mr. Hagedorn, which was effective in December 2013, the Compensation Committee discontinued this perquisite beginning in January 2014. From time-to-time, family members of the NEOs are accommodated as passengers on business-related flights on Company aircraft. There is no incremental cost to the Company associated with this perquisite.

Mr. Hagedorn is also entitled to limited personal use of Company aircraft at his own expense. Specifically, Mr. Hagedorn has an option to purchase up to 100 flight hours per year for personal use at the Company’s incremental direct operating cost per flight hour, so there is no incremental cost to the Company associated with providing this perquisite other than the partial loss of a tax deduction of certain aircraft-related costs as a result of any personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips. As an additional perquisite, Mr. Hagedorn has access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for providing this perquisite. To the extent Mr. Hagedorn utilizes the Company’s aviation mechanics and pilots in connection with non-commuting flights on his personal aircraft, he reimburses the Company for a pro rata portion of their salaries and fringe benefit costs. For further discussion, see section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

Executive Retirement Plan

The Scotts Company LLC Executive Retirement Plan (the “ERP”) is a non-qualified deferred compensation plan that provides executives the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary and (2) defer compensation with respect to any Performance Award (as defined in the ERP). During the 2014 fiscal year, the ERP consisted of the following five parts:

•	Compensation Deferral, which allows continued deferral of up to 75% of salary and amounts received in lieu of salary;

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP;

•	Retention Awards, which reflect the Company’s contribution to the ERP for retention awards;

•	Supplemental Retirement Awards, which reflect Company directed contributions to the ERP, subject to the approval of the Compensation Committee; and

•	Crediting of Company Matching Contributions on qualifying deferrals.

The Supplemental Retirement Awards (“SRA”) were added to the ERP in January 2014 to provide a tax deferred approach to award additional compensation, on a discretionary basis, to the NEOs and other key management employees of the Company. The SRA contributions, which are subject to the discretion of the Compensation Committee, are funded on a monthly basis. While the awards are fully vested at the time of contribution, the SRA account balance cannot be distributed to the recipient for a minimum of six months following the termination of employment. In connection with the negotiation of the severance agreement with Mr. Hagedorn and the discontinuance of his monthly commuting allowance, and in lieu of increasing his base salary or his target incentive opportunity, the Compensation Committee awarded Mr. Hagedorn an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333), beginning in January 2014.

The Company Matching Contributions to the ERP were based on the same contribution formulae as those used for the RSP. Specifically, the Company matched participant contributions at a rate of 150% for the first 4% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the ERP. Company Matching Contributions to the ERP are not funded until the first quarter of the subsequent calendar year.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant may select one or more investment funds, including a Company stock fund, against which to benchmark such participant’s ERP accounts. The investment options under the ERP are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2014 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits that cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan and related Excess Pension Plan were frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under either plan. However, continued service taken into account for vesting purposes under the Associates’ Pension Plan is recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on his tenure, Mr. Hagedorn is the only NEO who participates in the Excess Pension Plan. For further details regarding the Excess Pension Plan, see section captioned “EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Our Compensation Practices

Determining Executive Officer Compensation

The Compensation Committee is responsible for evaluating our CEO’s performance and determining all elements of compensation for our CEO and other key executives. In determining our CEO’s compensation, the Compensation Committee considers:

•	The specific performance of our CEO;

•	The performance of the Company against pre-determined performance goals; and

•	The competitive level of our CEO’s compensation when compared to similar positions based on the relevant market data.

The Compensation Committee is also responsible for administering or overseeing all equity-based incentive plans. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

With respect to the annual incentive compensation plans, the Compensation Committee has responsibility for approving the overall plan design as well as the performance metrics, performance goals and payout levels.

Role of Outside Consultants

During the 2014 fiscal year, the Compensation Committee engaged an independent consultant from Frederic W. Cook & Co. to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. The consultant provided guidance to assist the Compensation Committee in determining compensation for our CEO, the other NEOs and other key management employees. Frederic W. Cook & Co. did not provide any consulting services directly to management.

During the 2014 fiscal year, the Company engaged consultants from Towers Watson and Aon Hewitt. These firms worked directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations with respect to executive compensation. Neither firm provided consulting services directly to the Compensation Committee.

Compensation Peer Group

For the purpose of enabling the Company to benchmark our compensation practices, as well as the total compensation packages of our CEO and other key executives, the Company uses a customized Compensation Peer Group, developed in cooperation with Frederic W. Cook & Co. The Compensation Committee believes that the companies chosen for the Compensation Peer Group (listed below) reflect the types of highly regarded consumer products-oriented companies with which the Company typically competes to attract and retain executive talent.

American Greetings Corporation	Briggs & Stratton Corporation	Central Garden & Pet Company
Church & Dwight Co., Inc.	The Clorox Company	Elizabeth Arden, Inc.
Energizer Holdings, Inc.	FMC Corporation	Jarden Corporation
Masco Corporation	Newell Rubbermaid Inc.	Nu Skin Enterprises, Inc.
Revlon, Inc.	Rollins, Inc.	The J. M. Smucker Company
Spectrum Brands Holdings, Inc.	The Toro Company	Tupperware Brands Corporation

The Compensation Committee believes this Compensation Peer Group reflects the pay practices of the broader consumer products industry and is reflective of the size and complexity of the Company. In general, the Compensation Peer Group reflects companies that range between $1.3 billion and $7.9 billion of annual revenues, with a median annual revenue slightly above the Company’s revenue for the 2014 fiscal year. In conjunction with Frederic W. Cook & Co., the Compensation Committee regularly evaluates the composition of the peer group based upon the Company business profile and determined to make the following changes to the existing peer group for the 2014 fiscal year: (i) Blyth, Inc. and The Estee Lauder Companies Inc. were removed as a result of becoming too small and too large, respectively; (ii) Acco Brands Corporation, The Hershey Company and McCormick & Company, Incorporated were removed since they are not direct competitors; and (iii) Briggs & Stratton Corporation and Rollins, Inc. were added in an effort to add more peer companies that have seasonal sales affected by weather and operate in similar lines of business.

Use of Tally Sheets

On a periodic basis, management prepares and furnishes to the Compensation Committee a comprehensive statement, known as a “Tally Sheet,” reflecting the value of each element of compensation for the current fiscal year as well as executive perquisites and other benefits provided to the NEOs. The Tally Sheets provide perspective to the Compensation Committee on the overall level of executive compensation and wealth accumulation, as well as the relationship between short-term and long-term compensation elements and how each element relates to our compensation philosophy and guiding principles. The Tally Sheets are instructive for the Compensation Committee when compensation decisions are being evaluated, particularly as it relates to compensation decisions made in connection with promotions, special retention issues and separations from the Company.

Role of Management in Compensation Decisions

Our CEO is responsible for establishing performance objectives and conducting annual performance reviews for all of the other NEOs. The Compensation Committee is responsible for establishing performance objectives for our CEO and completing an annual assessment of his performance. The Compensation Committee believes that the performance evaluation and goal-setting process is critical to the overall compensation-setting process because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Towers Watson and Aon Hewitt, management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for our CEO and each of the other NEOs. The benchmark compensation data provided by Towers Watson and Aon Hewitt reflects almost 500 general industry companies, representing a wide range of annual revenue, who voluntarily participate in the surveys and are not selected by the Company. To account for the wide range of companies included in the surveys, the data is statistically adjusted by the Company’s compensation consultants to more closely reflect the relative size of the Company based on revenue. The goal in conducting these surveys is to help ensure that executive compensation levels remain competitive with the benchmark compensation data, which facilitates our ability to retain and motivate key executive talent.

Based on their assessment of the competitive market trends and the individual performance level of each NEO, our CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of executive compensation for each of the other NEOs.

Setting Compensation Levels for CEO

Consistent with our performance-oriented pay philosophy, the compensation structure for our CEO is designed to deliver approximately 30% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 70% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). Once a year, the Compensation Committee completes an evaluation of our CEO’s performance with respect to the Company’s goals and objectives and makes its report to the Board. When evaluating Mr. Hagedorn’s total level of compensation for the 2014 fiscal year, the Compensation Committee considered:

•	Mr. Hagedorn’s personal performance against pre-established goals and objectives;

•	The Company’s performance and relative shareholder return;

•	The compensation of CEOs at comparable companies, as reflected in the benchmark compensation data;

•	The Compensation Committee’s commitment to temporarily reduce the risk profile associated with the compensation structure of our NEOs, including Mr. Hagedorn; and

•
The value of benefits and perquisites that Mr. Hagedorn enjoyed under his former employment agreement, which was eliminated in connection with entering into the new Hagedorn Severance Agreement (see section captioned “SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Hagedorn Severance Agreement”).

Base Salary

Mr. Hagedorn’s annual base salary remained unchanged at $1.1 million, which is at the high end of the Competitive Market Range for his role.

Short-Term Cash-Based Incentive Compensation

For purposes of his participation in the EIP, Mr. Hagedorn’s target incentive opportunity was equal to 110% of his base salary for the 2014 fiscal year (same as prior year). Mr. Hagedorn’s target incentive opportunity, expressed as a percentage of base salary, was at the median of the Competitive Market Range for his role. A description of the specific performance goals and the payout levels associated with each performance measure is included in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation.”

Long-Term Supplemental Retirement Account Contribution

In connection with the negotiation of the Hagedorn Severance Agreement and the discontinuance of Mr. Hagedorn’s monthly commuting allowance, and in lieu of increasing his base salary or target incentive opportunity, the Compensation Committee awarded Mr. Hagedorn an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333), beginning in January 2014.

Long-Term Equity-Based Compensation

For the 2014 fiscal year, the Compensation Committee maintained the grant value for Mr. Hagedorn’s equity-based compensation at approximately $3.6 million, excluding the value of a special one-time Restricted Stock Unit (“RSU”) award granted in December 2013 as described below, representing 61% of his total direct compensation based on target levels of performance. The grant value of the equity-based compensation awarded to Mr. Hagedorn for the 2014 fiscal year, excluding the one-time RSU award, approximates the median of the Competitive Market Range for his role.

As additional negotiated consideration for terminating his employment agreement and forgoing certain benefits and favorable contract provisions provided thereunder, the Compensation Committee granted Mr. Hagedorn a one-time RSU grant valued at $1.8 million with a grant date of December 11, 2013. The award is subject to three-year cliff vesting, which can only be accelerated in the event Mr. Hagedorn is involuntarily terminated without Cause or if he resigns with Good Reason (as defined in section captioned “SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Hagedorn Severance Agreement”). The award is otherwise subject to the standard terms and conditions of other RSU awards granted under the Long-Term Incentive Plan. The vested RSUs, if any, will be settled as soon as possible following the third anniversary of the grant date.

With the exception of the special one-time RSU award described above, 100% of the value of long-term equity-based compensation awarded to Mr. Hagedorn in the 2014 fiscal year was performance-based, granted in the form of PUs. Mr. Hagedorn’s equity-based awards are subject to three-year, time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability, provided the Company achieves the pre-defined performance criteria of a $2.00 EPS for the 2014 calendar year performance period, which was consistent with the performance goal established for the PUs granted to the other NEOs during the 2014 fiscal year. Although the pre-defined EPS goal is expected to be achieved for the 2014 calendar year performance period, failure to achieve the pre-defined EPS goal would have resulted in forfeiture of the PUs, even if the service-based vesting requirements are satisfied in the future. The performance goals are explained more fully in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards.” The use of performance-based equity awards increases the portion of Mr. Hagedorn’s total compensation opportunity that is directly tied to the performance of the Company, is reflective of competitive practice and further aligns Mr. Hagedorn’s interests with the long-term interests of the Company’s shareholders.

Total Direct Compensation

Including the value of the annual Company funded SRA contribution, Mr. Hagedorn’s total direct compensation of $6.9 million, based on target levels of performance, was at the high end of the Competitive Market Range for his role.

Setting Compensation Levels for Other NEOs

The Compensation Committee strives to deliver a competitive level of total compensation to each of the NEOs by evaluating and balancing the following objectives:

•	The strategic importance of the position within our executive ranks;

•	The overall performance level of the individual and the potential to make significant contributions to the Company in the future;

•	A comparison of industry compensation practices, including companies within our Compensation Peer Group;

•	Internal pay equity; and

•	Our executive compensation structure and philosophy.

Consistent with our performance-oriented pay philosophy, the compensation structure for the NEOs, other than our CEO, was designed to deliver approximately 30% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 70% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). The Compensation Committee believes that this pay mix is generally in line with the pay mix for similar positions within our Compensation Peer Group.

Based on their assessment of the individual performance of each NEO, our CEO and the Executive Vice President, Global Human Resources submit compensation recommendations to the Compensation Committee for each NEO. These recommendations address all elements of compensation, including base salary, annual incentive compensation, long-term equity-based compensation and perquisites and other benefits. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by the Competitive Market Range for each role.

Consistent with our role-based pay approach, which is intended to distinguish the level of pay for those roles that have a higher degree of organizational impact and influence, the Compensation Committee decided that the overall pay levels for each of the NEOs listed below, should be set at a level that is at, or above, the high end of the Competitive Market Range, to better reflect the perceived impact that each of these individuals brings to our Company.

Base Salary

In light of the temporary “de-risking” strategy discussed above, and to control costs for 2014, the Compensation Committee maintained the existing base salary levels for the NEOs, with the exception of Mr. Coleman who was promoted in April 2014. The 2014 base salary levels of the NEOs are as follows:

•
Mr. Coleman received an increase from $385,000 to $500,000 in connection with his promotion to the role of Chief Financial Officer. After the increase, his base salary approximates the median of the Competitive Market Range for his role.

•	Mr. Sanders’ base salary remained unchanged at $710,000, which is above the high end of the Competitive Market Range for his role.

•	Mr. Lukemire’s base salary remained unchanged at $515,000, which is above the high end of the Competitive Market Range for his role.

•	Ms. Stump’s base salary remained unchanged at $440,000, which is above the high end of the Competitive Market Range for her role.

•	Mr. Hilsheimer, who left the Company in April 2014, received no change in his base salary level for 2014.

Short-Term Cash-Based Incentive Compensation

For purposes of the EIP, the target incentive opportunity for Mr. Coleman was increased from 50% to 70% of base salary in connection with his promotion to the role of Chief Financial Officer, which approximates the median of the Competitive Market Range for his role. The target incentive opportunity for Mr. Sanders was equal to 80% of base salary for the 2014 fiscal year, which approximates the median of the Competitive Market Range for his role. The target incentive opportunity for Mr. Hilsheimer was equal to 70% of base salary and the target incentive opportunity for both Mr. Lukemire and Ms. Stump was equal to 55% of base salary for the 2014 fiscal year, and were within the Competitive Market Range for their respective roles. A description of the specific performance goals and the payout levels associated with each performance measure is included above in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation.”

Equity-Based Compensation

The Company supports a compensation philosophy of strongly linking rewards to shareholder value creation and to motivating long-term performance. For the 2014 fiscal year, the target value of the equity-based compensation for each of the NEOs (determined based on a Black-Scholes valuation for NSOs and the grant date share price for any full-value awards) as a percentage of base salary, excluding any one-time or special equity grants as described below, was as follows: Mr. Coleman (97% prior to his promotion), Mr. Sanders (254%), Mr. Lukemire (87%), Ms. Stump (91%) and Mr. Hilsheimer (215%). The specific equity-based award granted to each NEO was determined based on the Competitive Market Range for their respective roles, as well as a subjective assessment of their overall performance level and expected contributions to the business. In addition to the normal annual grant value, the Compensation Committee made a special one-time RSU grant to Mr. Sanders (with a grant date value of $550,000) and to Ms. Stump (with a grant date value of $155,000) for retention purposes. Each of these RSUs granted to Mr. Sanders and Ms. Stump also includes a dividend equivalent right entitling them to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the settlement date. Excluding the special one-time RSU award, the grant value of the equity-based compensation awarded to Mr. Sanders for the 2014 fiscal year is above the high end of the Competitive Market Range for his role, and the grant value of the equity-based compensation awarded to the other NEOs for the 2014 fiscal year is generally between the median and the high end of the Competitive Market Range for their respective roles. The Compensation Committee believes the grant values are reflective of competitive practice and recognize the personal performance of each of the NEOs.

Consistent with the temporary “de-risking” strategy discussed above, and excluding the special one-time RSU grant to Mr. Sanders and Ms. Stump, the long-term awards granted to each of the NEOs during the 2014 fiscal year were granted in the form of PUs that were structured to promote retention, while providing a one-year performance goal intended to qualify the awards as “performance-based” for purposes of preserving the Company’s tax deduction under IRC § 162(m). The PUs are subject to three-year, time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability, provided the Company achieves the pre-defined performance criteria of $2.00 EPS for the 2014 calendar year performance period. Although the pre-defined EPS goal is expected to be achieved for the 2014 calendar year performance period, failure to achieve the pre-defined EPS goal would have resulted in forfeiture of the PUs, even if the service-based vesting requirements are satisfied in the future. The performance goals are explained more fully in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards.” The PUs awarded to each of the NEOs remain subject to the three-year cliff vesting requirement, which is intended to promote their retention.

Total Direct Compensation

The total direct compensation based on target levels of performance is above the high end of the Competitive Market Range for Mr. Sanders. The total direct compensation based on target levels of performance is between the median and the high end of the Competitive Market Range for Mr. Coleman, Mr. Lukemire and Ms. Stump. The Compensation Committee believes the overall levels of pay appropriately recognize the personal performance and unique skill sets of each of the NEOs.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to our CEO, the NEOs and other key management employees. The decision to grant equity-based awards to certain key management employees reflects competitive market practice and serves to reward those individuals for their past and anticipated future positive impact on our business results.

The Company typically grants equity-based awards at the Compensation Committee meeting in January, with the effective date of the grant established as the day following the annual meeting of shareholders. Other than this practice, the Company does not have any program, plan or practice to coordinate the timing of annual equity-based awards to our executive officers with the release of material, non-public information.

The exercise price for each NSO is equal to the closing price of one Common Share on NYSE on the grant date. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next succeeding trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for each of the NEOs. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership are as follows:

CEO	10 times base salary
President	5 times base salary
Other NEOs	3 times base salary

The Compensation Committee believes that these stock ownership guidelines reflect the practices of our Compensation Peer Group, and are even more stringent for our CEO. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the NEO and/or held in a brokerage account;

•	100% of the value of shares or stock-settled units held in retirement plans such as the RSP, the Discounted Stock Purchase Plan or the ERP;

•	60% of the “in-the-money” portion of an NSO or SAR, whether vested or unvested; and

•	60% of the value of unsettled full-value awards (e.g., RSUs, PUs, etc.).

The stock ownership guidelines require each NEO to retain 50% of the net shares realized from equity-based awards (after covering any exercise cost and the required tax withholding obligations) until the applicable ownership guideline has been achieved. The Company’s Insider Trading Policy prohibits any person subject to the policy, which includes all NEOs, among others, from engaging in short sales of the Company’s securities.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup amounts earned or received under such awards or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee approved an Executive Compensation Recovery Policy (the “Recovery Policy”) on September 22, 2010, which is intended to supplement the existing recoupment provisions contained within the equity award agreements and the EIP. The Recovery Policy allows the Company to recover incentive award payments and equity award distributions made to covered executives in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Recovery Policy provides for the mandatory recovery of incentive amounts in excess of what would have been paid under the restated financial statements.

The Recovery Policy is applicable to all current and former incentive-eligible executive officers, within a qualifying three-year look-back period, and applies to all incentive awards paid or distributed in 2010 or thereafter, except to the extent required by regulations to be issued by the SEC.

Guidelines with Respect to Tax Deductibility and Accounting Treatment

The Company’s ability to deduct certain elements of compensation paid to each of its Chief Executive Officer and the three other most highly compensated executive officers (other than its Chief Financial Officer) is generally limited to $1.0 million annually under IRC § 162(m). Non-deductibility is generally limited to amounts that do not meet certain requirements to be classified as “performance-based” compensation. To ensure the maximum tax deduction allowable, the Company attempts to structure its cash-based incentive program and its long-term incentive program to qualify as performance-based compensation under IRC § 162(m). For the 2014 fiscal year, Mr. Hagedorn had non-performance-based compensation in excess of $1.0 million, attributed to his base salary level, the value of RSU awards settled in January 2014 and the value of his commuting allowance and other cash perquisites. Mr. Sanders, Mr. Lukemire and Ms. Stump also received non-performance-based compensation in excess of $1.0 million, primarily attributed to the value of RSU awards settled in January 2014 and the distribution from the 2008 Retention Award on November 4, 2013.

The Company accounts for equity-based compensation, including option awards and stock awards, in accordance with U.S. GAAP. Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates for the awards as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company. While we view preserving the tax deductibility of executive compensation as an important objective, there are instances where the Compensation Committee has approved design elements that may not be fully tax-deductible, but are accepted as trade-offs that support the achievement of other compensation objectives.

Risk Assessment in Compensation Programs

Consistent with SEC disclosure requirements, management has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching its conclusion, the Company has based its assessment on an evaluation of the compensation plans and arrangements that represent material sources of variable pay. In particular:

•
Annual cash incentive compensation plans — The Company’s annual incentive compensation program incorporates a funding trigger designed to mitigate the potential risk associated with plan participants making short-term decisions that may not be in the best interest of the Company or its key stakeholders; and

•
Equity-based compensation plans — Notwithstanding the temporary “de-risking” strategy discussed above, the Company generally utilizes a mix of NSOs and full-value equity awards, which helps ensure that management maintains a responsible level of sensitivity to the impact of decision making on share price. Since the equity-based awards are generally subject to either three-year, time-based cliff vesting or performance-based vesting criteria, the Company believes the risks of focusing on short-term share price increases rather than long-term value creation are mitigated.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Insider Trading Policy; Anti-Hedging Policy

Our Insider Trading policy includes an anti-hedging policy that prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

Recent Developments

On December 19, 2014, the Company announced that Barry W. Sanders will cease acting as the Company’s President and Chief Operating Officer, effective immediately.  Mr. Sanders will remain employed by the Company through January 31, 2015 to facilitate an orderly transition of his responsibilities.  The Company does not intend to replace Mr. Sanders, but instead intends to allocate Mr. Sanders’ responsibilities to other members of the Company’s senior leadership team. Specifically, Michael C. Lukemire, the Company’s Executive Vice President, North America will assume the role of Chief Operating Officer effective immediately and will oversee all International Consumer and Scotts LawnService operations, in addition to continuing to oversee all North America Consumer operations. James Hagedorn, Chief Executive Officer and Chairman of the Board, will assume other duties that Mr. Sanders previously handled in his role as President, including oversight of the strategic planning and M&A functions.

            On December 18, 2014, The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of the Company, executed a Separation Agreement and Release of All Claims (the “Sanders Separation Agreement”) with Mr. Sanders.  The Sanders Separation Agreement addresses the payments and benefits to which Mr. Sanders is entitled in connection with his departure.

            Pursuant to the terms of the Sanders Separation Agreement, Scotts LLC will pay or make the following amounts and benefits available to Mr. Sanders on or after January 31, 2015:  (a) severance pay equal to twenty-four months of salary, at Mr. Sanders’ regular monthly base pay, payable in accordance with Scotts LLC standard payroll procedures; (b) in lieu of outplacement services, a one-time lump sum payment of $24,000; (c) for a period of 18 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Mr. Sanders paid as an active employee; (d) a bonus award equal to two times Mr. Sanders’ target bonus opportunity for the Company’s 2015 fiscal year, payable in two equal installments on the first payroll date following each of January 31, 2016 and January 31, 2017, provided that Mr. Sanders has continued to comply with all of his post-employment covenants and obligations under the Sanders Separation Agreement; (e) consistent with, and subject to the terms of, the applicable award agreement, the vesting on January 31, 2015 of a special grant of RSUs and related dividend equivalents awarded to Mr. Sanders on January 31, 2014; and (f) in consideration of, and subject to, Mr. Sanders’ agreement to expand the scope of certain covenants under the Sanders Noncompetition Agreement (as defined below) through a supplemental release in substantially the form attached as Exhibit 1 to the Sanders Separation Agreement (the “Supplemental Release”), to be entered into after his departure, the vesting on January 18, 2016 and January 31, 2017 of the PUs and related dividend equivalents granted to Mr. Sanders on January 18, 2013 and January 31, 2014, respectively, with settlement to occur in accordance with the terms of the agreements evidencing such awards.  All amounts payable to Mr. Sanders under the Sanders Separation Agreement and the applicable award agreements will be subject to all applicable withholdings and deductions required by federal, state and local taxing authorities.

            The payments and benefits described above are the only amounts to which Mr. Sanders is entitled under the Sanders Separation Agreement (or any other agreement).  He also remains entitled to any vested benefits he has as of January 30, 2015 under other benefit plans or programs maintained by the Company or its subsidiaries, including the Long-Term Incentive Plan, the Retirement Savings Plan and the ERP, and any award agreements thereunder to which Mr. Sanders is a party.

            The Sanders Separation Agreement and the Supplemental Release, together with the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Sanders on April 22, 2005 (the “Sanders Noncompetition Agreement”), which will continue in effect following his departure, also contain various restrictive covenants, including covenants relating to noncompetition, confidentiality, cooperation and nonsolicitation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Michelle A. Johnson, Chair
Stephen L. Johnson
Thomas N. Kelly Jr.

EXECUTIVE COMPENSATION TABLES

The Company’s NEOs for the 2014 fiscal year are as follows:

•	James Hagedorn, the Company’s Chief Executive Officer and Chairman of the Board;

•	Thomas R. Coleman, the Company’s Executive Vice President and Chief Financial Officer;

•	Barry W. Sanders, the Company’s President and Chief Operating Officer until December 18, 2014 when he ceased acting in those positions;

•	Michael C. Lukemire, the Company’s Executive Vice President, North America until December 18, 2014 when he assumed the role of Executive Vice President and Chief Operating Officer; and

•	Denise S. Stump, the Company’s Executive Vice President, Global Human Resources and Chief Ethics Officer.

In addition, Lawrence A. Hilsheimer, who formerly served as the Company’s Executive Vice President and Chief Financial Officer until April 14, 2014, is also disclosed as an NEO.

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs for the fiscal years shown, which were the only years that each qualified as a named executive officer during the applicable three-year period. The amounts shown include all forms of compensation provided to the NEOs, including amounts that may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that was actually paid to the NEOs during each of the fiscal years.

Summary Compensation Table for 2014 Fiscal Year

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(9)		All Other Compensation ($)(12)	Total ($)

James Hagedorn Chief Executive Officer and Chairman of the Board	2014	1,100,000	363,000	(2)	5,410,047	—	1,201,288	10,777	(10)	891,218	8,976,330
	2013	1,075,000	255,420	(2)	3,610,027	—	1,021,680	—	(10)	316,511	6,278,638
	2012	1,000,000	220,000	(3)	2,546,045	1,314,588	—	73,323	(10)	330,458	5,484,414

Thomas R. Coleman Executive Vice President and Chief Financial Officer	2014	442,500	54,250	(2)	375,048	—	269,297	—		46,228	1,187,323
	2013	366,000	251,386	(4)	822,271	—	158,112	—		27,966	1,625,735

Barry W. Sanders Former President and Chief Operating Officer	2014	710,000	113,600	(2)	2,350,062	—	563,910	—		74,043	3,811,615
	2013	682,500	140,000	(2)	1,800,012	—	471,744	—		56,108	3,150,364
	2012	600,000	96,000	(3)	1,005,054	518,926	—	—		1,057,205	3,277,185

Michael C. Lukemire Executive Vice President, North America	2014	515,000	84,975	(2)	450,057	—	281,211	698	(11)	49,486	1,381,427

Denise S. Stump Executive Vice President, Global Human Resources and Chief Ethics Officer	2014	440,000	96,800	(2)	555,059	—	240,258	—		46,294	1,378,411
	2013	430,000	65,000	(2)	400,043	—	204,336	—		34,972	1,134,351
	2012	383,750	42,212	(3)	254,647	131,468	—	—		1,038,098	1,850,175

Lawrence A. Hilsheimer Former Executive Vice President and Chief Financial Officer	2014	349,622	—	(2)	1,400,000	—	242,973	—		13,605	2,006,200
	2013	325,000	591,000	(5)	1,400,022	—	393,120	—		18,889	2,728,031
________________________

(1)
Reflects the amount of base salary received by each NEO for the applicable fiscal years. Due to the timing of pay changes and employment dates the amount reported may be less than the base salary rate as of the end of each fiscal year.

(2)	Reflects the “discretionary” portion of the EIP payout awarded, based on an assessment of individual performance for the 2014 and 2013 fiscal years.

(3)	Reflects the discretionary bonuses awarded to the NEOs for the 2012 fiscal year.

(4)
Reflects the “discretionary” portion of the EIP payout, based on an assessment of individual performance for the 2013 fiscal year. Also reflects a pre-paid cash bonus of $200,000 pursuant to the terms of a special retention award granted on May 8, 2013. The pre-paid cash bonus is subject to 100% repayment in the event Mr. Coleman should voluntarily terminate his employment or the Company should involuntarily terminate his employment for Cause, prior to April 1, 2015.

(5)
Reflects the “discretionary” portion of the EIP payout, based on an assessment of individual performance for the 2013 fiscal year. Also reflects a one-time cash-based signing bonus of $500,000 in connection with the commencement of Mr. Hilsheimer’s employment.

(6)
Reflects the aggregate grant date value of RSUs and PUs granted to each NEO (assuming the underlying performance criteria will be satisfied). The value of the RSUs and PUs is determined using the fair market value of the underlying Common Shares on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(7)
Reflects the aggregate grant date value of NSOs granted to each NEO. The value of the NSO awards is determined using a binomial option valuation on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts shown are included in Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2014 and 2013 fiscal years and included in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2012 fiscal year, as applicable.

(8)
Reflects the “non-discretionary” portion of the 2014 and 2013 fiscal year EIP payout for each NEO. This amount represents 80% of the total weighted payout calculated based on the performance results under the EIP. No incentive payouts were made under the EIP for the 2012 fiscal year since the Company failed to achieve the minimum performance targets.

(9)
Participant account balances in the ERP, a non-qualified deferred compensation plan, are credited to one or more benchmarked funds that are substantially consistent with the investment options available under the RSP. Accordingly, there are no above-market or preferential earnings on amounts deferred under the ERP.

(10)
For Mr. Hagedorn, the actuarial present value of the accumulated benefit under both the Associates’ Pension Plan and the Excess Pension Plan increased by $10,777 with respect to the 2014 fiscal year, decreased by $37,199 with respect to the 2013 fiscal year (however based on applicable SEC guidance, amounts reported in this table cannot be negative), and increased by $73,323 with respect to the 2012 fiscal year. Both plans were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn.

(11)
For Mr. Lukemire, the actuarial present value of the accumulated benefit under the Associates’ Pension Plan increased by $698 with respect to the 2014 fiscal year. The Associates’ Pension Plan was frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Lukemire.

(12)	Please see the table below captioned “All Other Compensation” for information regarding the components of the All Other Compensation column.

All Other Compensation Table

The following table shows the detail for the column captioned “All Other Compensation” of the Summary Compensation Table:

All Other Compensation

Name	Year	Defined Contribution Plans ($)(1)	Deferred Compensation Plans ($)(2)		Executive Retention Awards ($)(4)	Other ($)		Total ($)
James Hagedorn	2014	18,200	809,196	(3)	—	63,822	(5)	891,218
	2013	17,850	52,500		—	246,161	(5)	316,511
	2012	17,500	52,850		—	260,108	(5)	330,458
Thomas R. Coleman	2014	18,851	23,790		—	3,587		46,228
	2013	17,649	7,029		—	3,288		27,966
Barry W. Sanders	2014	17,828	51,023		—	5,192		74,043
	2013	20,754	31,220		—	4,134		56,108
	2012	17,650	23,075		1,000,000	16,480	(6)	1,057,205
Michael C. Lukemire	2014	18,212	27,629		—	3,645		49,486
Denise S. Stump	2014	17,979	27,423		—	892		46,294
	2013	17,850	13,455		—	3,667		34,972
	2012	19,017	6,300		1,000,000	12,781	(7)	1,038,098
Lawrence A. Hilsheimer	2014	11,812	—		—	1,793		13,605
	2013	17,850	—		—	1,039		18,889
________________________

(1)
Reflects Company Matching Contributions made under the RSP. The RSP provides eligible associates, including the NEOs, the opportunity to contribute up to 75% of eligible earnings on a before-tax and/or after-tax basis through payroll deductions up to the specified statutory limits under the IRC. The Company matches participant contributions at a rate of 150% for the first 4% of eligible earnings contributed and 50% for the next 2% of eligible earnings contributed (within the specified statutory limitations). The matching contributions, and any earnings on them, are immediately 100% vested.

To ensure that the total Company Matching Contribution is based on a participant’s total deferrals during the year and total eligible compensation for the year, the RSP includes a “true-up” matching contribution. The “true-up” matching contributions to the RSP for a particular calendar year are not funded until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated “true-up” matching contributions with respect to NEO contributions that were made to the RSP between January 1, 2014 and September 30, 2014: Mr. Hagedorn, $0; Mr. Coleman, $6,845; Mr. Sanders, $1,718; Mr. Lukemire, $3,148; Ms. Stump, $221; and Mr. Hilsheimer, $0.

(2)
Reflects Company contributions into the ERP, a non-qualified deferred compensation plan. Company Matching Contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company Matching Contributions with respect to NEO contributions that were made to the ERP between January 1, 2014 and September 30, 2014: Mr. Hagedorn, $39,619; Mr. Coleman, $6,119; Mr. Sanders, $19,141; Mr. Lukemire, $8,894; Ms. Stump, $4,916; and Mr. Hilsheimer, $1,312. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2014 Fiscal Year” and the accompanying narrative.

(3)
Reflects $59,196 Company matching contribution made to the ERP as well as a $750,000 Company SRA contribution, which consisted of monthly contributions of $83,333 for the period beginning January 1, 2014 through September 30, 2014. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(4)
Reflects the $1.0 million Company contribution made to the ERP in respect of a retention award granted on November 4, 2008, which vested during the 2012 fiscal year. As contemplated by applicable SEC Rules, since the retention awards were subject to a three-year vesting period, the Company’s contribution to the ERP in respect of each retention award was not included in the Summary Compensation Table or the table captioned “All Other Compensation” until the year in which the retention award was earned (i.e., when the award vests). Any changes in the value of the retention award account, as well as any distributions of the vested account balance, have been disclosed in the Non-Qualified Deferred Compensation Tables for each of the 2009 through 2013 fiscal years.

(5)
Reflects a compensatory commuting allowance of $60,000 paid to Mr. Hagedorn during the 2014 fiscal year, and $240,000 paid to Mr. Hagedorn for each of the 2013 and 2012 fiscal years. The commuting allowance, which was discontinued in January 2014, was paid at the rate of $20,000 per month. Also reflects additional compensation received by Mr. Hagedorn: (a) for each of the 2014, 2013 and 2012 fiscal years as a result of purchasing Common Shares at a 10% discount through the Discounted Stock Purchase Plan; (b) for each of the 2014 and 2013 fiscal years in the form of a Wellness Incentive; (c) for each of the 2013 and 2012 fiscal years in the form of a monthly automobile allowance (which was discontinued in January 2013); (d) for the 2012 fiscal year in lieu of receiving Company-paid financial planning services; and (e) for the 2012 fiscal year in the form of interest related to a deferred dividend payment that vested on October 8, 2011.

(6)
Reflects additional compensation received by Mr. Sanders for the 2012 fiscal year: (a) in the form of a monthly automobile allowance; (b) in lieu of receiving Company-paid financial planning services; (c) as a result of purchasing Common Shares at a 10% discount through the Discounted Stock Purchase Plan; and (d) in the form of interest related to a deferred dividend payment that vested on October 8, 2011.

(7)
Reflects additional compensation received by Ms. Stump for the 2012 fiscal year: (a) in the form of a monthly automobile allowance; (b) as a result of purchasing Common Shares at a 10% discount through the Discounted Stock Purchase Plan; and (c) in the form of interest related to a deferred dividend payment that vested on October 8, 2011.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made during the 2014 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2014 fiscal year.

Grants of Plan-Based Awards for 2014 Fiscal Year

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Target (shares)
James Hagedorn	1/31/2014				60,785	30,131	(3)	—	—	5,410,047
		605,000	1,210,000	3,025,000
Thomas R. Coleman	1/31/2014				6,315	—		—	—	375,048
		135,625	271,250	678,125
Barry W. Sanders	1/31/2014				30,309	9,261	(4)	—	—	2,350,062
		284,000	568,000	1,420,000
Michael C. Lukemire	1/31/2014				7,578	—		—	—	450,057
		141,625	283,250	708,125
Denise S. Stump	1/31/2014				6,736	2,610	(4)	—	—	555,059
		121,000	242,000	605,000
Lawrence A. Hilsheimer	1/31/2014				23,573	—		—	—	1,400,000
		122,368	244,735	611,838
________________________

(1)
These amounts are the estimated potential threshold (minimum), target and maximum incentive award payouts that each NEO was eligible to receive based on performance goals set pursuant to the EIP for the 2014 fiscal year. A detailed description of the performance goals and potential incentive award payouts under the EIP is provided in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation” within the CD&A.

(2)
Reflects the number of PUs awarded under the Long-Term Incentive Plan for the 2014 fiscal year. In general, the PUs, as well as the cash-based dividend equivalents associated therewith, vest on the third anniversary of the grant date, subject to the achievement of the pre-defined performance goals. A detailed description of the performance goals and potential shares to be paid out is provided in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards” within the CD&A.

The PUs are subject to earlier vesting in the event of the retirement, death or disability of the NEO (provided the minimum performance criteria has been met) or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant. As of September 30, 2014, Mr. Hagedorn, Mr. Lukemire and Ms. Stump were retirement eligible and therefore qualify for accelerated vesting should they retire prior to the normal vesting date, provided the minimum performance criteria has been met. No other NEOs are retirement eligible.

Subject to the terms of the Long-Term Incentive Plan, whole vested PUs will be settled in Common Shares and fractional PUs will be settled in cash as soon as administratively practicable, but in no event later than 90 days following the third anniversary of the grant date. Until the PUs are settled, the NEO has none of the rights of a shareholder with respect to the Common Shares underlying the PUs other than with respect to the dividend equivalents.

(3)
Reflects special one-time grant of 30,131 RSUs to Mr. Hagedorn as additional negotiated consideration for entering into the Hagedorn Severance Agreement on December 11, 2013 and agreeing to terminate the Hagedorn Employment Agreement. For additional information regarding the Hagedorn Severance Agreement, see section captioned “SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Hagedorn Severance Agreement.”

(4)
Reflects a special one-time grant of 9,261 RSUs to Mr. Sanders and 2,610 RSUs to Ms. Stump on January 31, 2014. The RSUs are subject to a three-year cliff vesting requirement, with a provision for accelerated vesting in the event of death, disability or an involuntary termination without Cause. Vested RSUs will be settled as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination due to death or disability; or (ii) the third anniversary of the grant date. Until the RSUs are settled, the NEO has none of the rights of a shareholder with respect to the Common Shares underlying the RSUs other than with respect to the dividend equivalents.

(5)
Reflects the grant date fair value for the PU grants (assuming the underlying performance criteria will be satisfied) and RSU grants identified in this table, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards Table

The following table provides information regarding outstanding equity-based awards as of September 30, 2014. The payment of the special dividend of $2.00 per share on September 17, 2014 required the Company to adjust the number of Common Shares subject to options outstanding under the Company’s equity-based compensation plans at the time of the special dividend, as well as the price at which such awards may be exercised. The methodology used to adjust the number of Common Shares subject to options outstanding at the time of the special dividend, as well as the exercise price of such options, resulted in a fair value for the adjusted awards post-dividend equal to that of the unadjusted awards pre-dividend, with the result that there was no additional compensation expense in accordance with the accounting for modifications to awards under FASB ASC Topic 718. The Compensation Committee approved the adjustments which was consistent with Section 409A of the Internal Revenue Code and assures compliance with FASB ASC Topic 718. Accordingly, there were no accounting charges or any tax implications to the Company of the holders of outstanding awards associated with the adjustments.

Outstanding Equity Awards at 2014 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares or Units That Have Not Vested ($)(9)
James Hagedorn	10/12/2005	191,567	—	33.99	10/12/2015
	10/11/2006	161,716	—	36.69	10/11/2016
	11/8/2007	135,801	—	36.37	11/7/2017
	10/8/2008	210,386	—	20.59	10/5/2018
	1/20/2010	85,444	—	39.58	1/17/2020
	1/21/2011	123,991	—	49.19	1/20/2021
	1/20/2012	—	120,288	45.32	1/19/2022
						56,443	(3)	3,104,365	157,844	(10)	8,681,420
Thomas R. Coleman	1/21/2011	8,104	—	49.19	1/20/2021
	1/20/2012	—	11,738	45.32	1/19/2022
						20,224	(4)	1,112,320	7,968	(11)	438,240
Barry W. Sanders	10/11/2006	16,284	—	36.69	10/11/2016
	11/7/2007	21,043	—	36.86	11/6/2017
	1/20/2010	19,993	—	39.58	1/17/2020
	1/21/2011	48,838	—	49.19	1/20/2021
	1/20/2012	—	47,483	45.32	1/19/2022
						19,648	(5)	1,080,640	76,944	(12)	4,231,920
Michael C. Lukemire	10/11/2006	16,284	—	36.69	10/11/2016
	11/7/2007	17,886	—	36.86	11/7/2017
	10/8/2008	21,038	—	20.59	10/5/2018
	1/20/2010	13,363	—	39.58	1/17/2020
	1/21/2011	9,788	—	49.19	1/20/2021
	1/20/2012	—	9,813	45.32	1/19/2022
						10,470	(6)	575,850	8,960	(13)	492,800
Denise S. Stump	10/11/2006	23,925	—	36.69	10/11/2016
	11/7/2007	20,096	—	36.86	11/6/2017
	1/20/2010	11,575	—	39.58	1/17/2020
	1/21/2011	13,788	—	49.19	1/20/2021
	1/20/2012	—	12,029	45.32	1/19/2012
						5,242	(7)	288,310	17,308	(14)	951,940
Lawrence A. Hilsheimer	—	—	—	—	—
						32,665	(8)	1,796,575	—		—
________________________

(1)
All of the NSOs shown in these two columns have a vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date.” The amount shown reflects the number of NSOs outstanding after the adjustment to account for the special dividend of $2.00 per share paid on September 17, 2014.

(2)
Each NSO was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant. The amount shown reflects the exercise price after the adjustment to account for the special dividend of $2.00 per share paid on September 17, 2014.

(3)	Reflects 26,312 RSUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015 and 30,131 RSUs granted on December 13, 2013 that are scheduled to vest on December 13, 2016.

(4)
Reflects 2,568 RSUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015 and 8,323 RSUs granted on January 18, 2013 that are scheduled to vest on January 18, 2016. Also includes 9,333 RSUs granted on May 8, 2013 in connection with a special retention award, which is subject to the following vesting schedule: 50% of the shares are scheduled to vest on September 30, 2015 and 25% of the shares are scheduled to vest on each of September 30, 2016 and September 30, 2017.

(5)	Reflects 10,387 RSUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015 and 9,261 RSUs granted on January 31, 2014 that are scheduled to vest on January 31, 2017.

(6)	Reflects 2,147 RSUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015 and 8,323 RSUs granted on January 18, 2013 that are scheduled to vest on January 18, 2016.

(7)	Reflects 2,632 RSUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015 and 2,610 RSUs granted on January 31, 2014 that are scheduled to vest on January 31, 2017.

(8)
Reflects 32,665 RSUs granted on April 1, 2013 that vested on April 14, 2014 in connection with Mr. Hilsheimer’s departure from the Company. For additional information see section captioned “SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Hilsheimer Separation Agreement.”

(9)
Reflects the market value of RSUs that had not vested as of September 30, 2014. The market value is calculated by multiplying the number of unvested RSUs by $55.00, which was the closing price of one Common Share on NYSE on September 30, 2014, the last trading day of the 2014 fiscal year.

(10)
Reflects 16,943 of the 27,109 PUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015. Based on the performance results achieved for the 2012 to 2014 fiscal year performance period, only 62.5% of the target PUs were achieved. The remaining 10,166 PUs were forfeited as of September 30, 2014. Also reflects 80,116 PUs granted on January 18, 2013 that are scheduled to vest on January 18, 2016. Although the pre-defined performance criteria for the 2013 fiscal year performance period has been satisfied, the PUs remain subject to service-based vesting on January 18, 2016. Also reflects 60,785 PUs granted on January 31, 2014 that are scheduled to vest on January 31, 2017, provided the pre-defined performance criteria is met for the 2014 calendar year performance period. Although the performance criteria is expected to be satisfied, the PUs remain subject to service-based vesting on January 31, 2017.

(11)
Reflects 1,653 of the 2,646 PUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015. Based on the performance results achieved for the 2012 to 2014 fiscal year performance period, only 62.5% of the target PUs were achieved. The remaining 993 PUs were forfeited as of September 30, 2014. Also reflects 6,315 PUs granted on January 31, 2014 that are scheduled to vest on January 31, 2017, provided the pre-defined performance criteria is met for the 2014 calendar year performance period. Although the performance criteria is expected to be satisfied, the PUs remain subject to service-based vesting on January 31, 2017.

(12)
Reflects 6,688 of the 10,701 PUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015. Based on the performance results achieved for the 2012 to 2014 fiscal year performance period, only 62.5% of the target PUs were achieved. The remaining 4,013 PUs were forfeited as of September 30, 2014. Also reflects 39,947 PUs granted on January 18, 2013 that are scheduled to vest on January 18, 2016. Although the pre-defined performance criteria for the 2013 fiscal year performance period has been satisfied, the PUs remain subject to service-based vesting on January 18, 2016. Also reflects 30,309 PUs granted on January 31, 2014 that are scheduled to vest on January 31, 2017, provided the pre-defined performance criteria is met for the 2014 calendar year performance period. Although the performance criteria is expected to be satisfied, the PUs remain subject to service-based vesting on January 31, 2017.

(13)
Reflects 1,382 of the 2,212 PUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015. Based on the performance results achieved for the 2012 to 2014 fiscal year performance period, only 62.5% of the target PUs were achieved. The remaining 830 PUs were forfeited as of September 30, 2014. Also reflects 7,578 PUs granted on January 31, 2014 that are scheduled to vest on January 31, 2017, provided the pre-defined performance criteria is met for the 2014 calendar year performance period. Although the performance criteria is expected to be satisfied, the PUs remain subject to service-based vesting on January 31, 2017.

(14)
Reflects 1,694 of the 2,711 PUs granted on January 20, 2012 that are scheduled to vest on January 20, 2015. Based on the performance results achieved for the 2012 to 2014 fiscal year performance period, only 62.5% of the target PUs were achieved. The remaining 1,017 PUs were forfeited as of September 30, 2014. Also reflects 8,878 PUs granted on

January 18, 2013 that are scheduled to vest on January 18, 2016. Although the pre-defined performance criteria for the 2013 fiscal year performance period has been satisfied, the PUs remain subject to service-based vesting on January 18, 2016. Also reflects 6,736 PUs granted on January 31, 2014 that are scheduled to vest on January 31, 2017, provided the pre-defined performance criteria is met for the 2014 calendar year performance period. Although the performance criteria is expected to be satisfied, the PUs remain subject to service-based vesting on January 31, 2017.

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise or vesting of equity-based awards for each NEO during the 2014 fiscal year.

Option Exercises and Stock Vested for 2014 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James Hagedorn	410,673	9,194,118	—	—
Thomas R. Coleman	19,000	546,130	1,500	92,805
Barry W. Sanders	24,800	885,531	—	—
Michael C. Lukemire	21,183	523,800	1,800	111,366
Denise S. Stump	26,893	574,039	—	—
Lawrence A. Hilsheimer	—	—	—	—
________________________

(1)
The value realized on exercise of NSOs/SARs is calculated based on the excess of the closing price of one Common Share on NYSE on the date of exercise over the exercise price of the NSO/SAR, multiplied by the number of Common Shares acquired upon exercise.

(2)
The value realized on the settlement of RSUs is calculated by multiplying the number of Common Shares underlying the vested shares or units by the closing price of one Common Share on NYSE on the settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the 10-year period ending December 31, 1997; times

(ii) years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

(ii) years of benefit service through December 31, 1997.

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

For Mr. Hagedorn, benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the Associates’ Pension Plan and the Excess Pension Plan for James Hagedorn and Michael C. Lukemire, the only two NEOs who participate in either plan. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2014 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.9167	205,102
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.0000	39,555
	Total		244,657

Michael C. Lukemire	The Scotts Company LLC Associates’ Pension Plan	0.9167	15,819
________________________

(1)	The number of years of credited service shown for each participant is the service earned under the respective plan.

(2)	Assumptions used in the calculation of these amounts are included in Note 8 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2014 fiscal year.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan that provides executives, including the NEOs, the opportunity to: (1) defer compensation above the specified statutory limits applicable to the RSP and (2) defer compensation with respect to any Performance Award (as defined in the ERP) or other bonus awarded to such executives. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. For additional discussion, see section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element — Executive Retirement Plan)” within the CD&A.

Non-Qualified Deferred Compensation for 2014 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)		Aggregate Earnings in Last Fiscal Year ($)(4)		Aggregate Withdrawals/ Distributions ($)(6)	Aggregate Balance at Last Fiscal Year End ($)(7)
James Hagedorn	58,881	809,196	(3)	132,537		—	2,946,821
Thomas R. Coleman	59,963	23,790		44,301		—	367,859
Barry W. Sanders	35,465	51,023		89,487	(5)	(1,187,018)	528,761
Michael C. Lukemire	25,590	27,629		127,768	(5)	(1,187,018)	782,027
Denise S. Stump	25,045	27,423		118,163	(5)	(1,187,018)	421,835
Lawrence A. Hilsheimer	18,749	—		796		—	19,545
________________________

(1)	These amounts are also included in the Salary column numbers reported in the Summary Compensation Table.

(2)
These contributions are also included in the Deferred Compensation Plans column numbers reported in the table captioned “All Other Compensation.” Company Matching Contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company Matching Contributions with respect to NEO contributions that were made to the ERP between January 1, 2014 and September 30, 2014: Mr. Hagedorn, $39,619; Mr. Coleman, $6,119; Mr. Sanders, $19,141; Mr. Lukemire, $8,894; Ms. Stump, $4,916; and Mr. Hilsheimer, $1,312.

(3)
Reflects $59,196 Company matching contribution made to the ERP as well as a $750,000 Company SRA contribution, which consisted of monthly contributions of $83,333 for the period beginning January 1, 2014 through September 30, 2014. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(4)
Represents aggregate earnings (losses) for the 2014 fiscal year allocated to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect investment funds against which amounts allocated to such participant’s account under the ERP will be benchmarked. The investment funds include a Company stock fund and mutual funds that are substantially consistent with the investment options available under the RSP. Because there are no preferential earnings, these amounts are not reflected in the Summary Compensation Table.

(5)
Includes aggregate earnings of $74,307 attributed to the change in the value of the Company stock fund, which Mr. Sanders, Mr. Lukemire and Ms. Stump each elected as the applicable benchmark fund for his or her retention award.

(6)
The Compensation Committee authorized grants of discretionary retention awards to Mr. Sanders, Mr. Lukemire and Ms. Stump on November 8, 2008, each of which had a grant date value of $1.0 million, in the form of deferred compensation under the ERP.  Each of the retention award recipients had the right to elect an investment fund, including a Company stock fund, against which the retention award is benchmarked, and each recipient elected the Company stock fund. This amount reflects the value of the vested retention award account balance distributed on November 4, 2013. Per the terms of the retention award agreement, the distribution consisted of 20,220 Common Shares, which had a value of $1,187,018 on the date of distribution.

(7)
Includes amounts reported as compensation in the Summary Compensation Table for the 2013 and 2012 fiscal years as follows: (a) Mr. Hagedorn, $105,250; (b) Mr. Coleman, $7,029; (c) Mr. Sanders, $54,295; (d) Mr. Lukemire, $0; (e) Ms. Stump, $19,755; and (f) Mr. Hilsheimer, $0.

SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS

Introduction
None of our NEOs currently has an employment agreement with the Company. Effective December 11, 2013, James Hagedorn, our CEO, has an executive severance agreement, defined below as the Hagedorn Severance Agreement, which superseded and terminated his then-effective employment agreement. The Hagedorn Severance Agreement provides for certain compensation and benefits upon termination, which are described more fully below. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan, the terms of which are described more fully below. Barry W. Sanders, who ceased acting as President and Chief Operating Officer of the Company effective December 18, 2014 and will depart from the Company effective January 31, 2015, is also a party to the Sanders Separation Agreement with the Company that addresses the payments and benefits to which he is entitled in connection with his departure. The terms of the Sanders Separation Agreement are summarized above under the section captioned “Recent Developments” within the CD&A. Lawrence A. Hilsheimer, who departed the Company effective April 14, 2014, is party to a separation agreement with the Company, defined below as the Hilsheimer Separation Agreement, that addresses the payments and benefits to which he is entitled in connection with his resignation. The terms of the Hilsheimer Separation Agreement are summarized below.

Hagedorn Severance Agreement

On December 11, 2013, Scotts LLC entered into an executive severance agreement (the “Hagedorn Severance Agreement”) with Mr. Hagedorn that superseded his employment agreement dated as of May 19, 1995, as amended as of October 1, 2008 (the “Former Employment Agreement”).

Under the Hagedorn Severance Agreement, in the event of termination by the Company without Cause (as defined below) or by Mr. Hagedorn for Good Reason (as defined below), Mr. Hagedorn’s severance payments (“Severance Payments”) will equal the sum of (i) a lump sum cash amount equal to three multiplied by the sum of (A) Mr. Hagedorn’s base salary in effect immediately prior to the circumstances giving rise to the notice of termination, and (B) the highest annual bonus award paid to Mr. Hagedorn in respect of the three completed plan years preceding the termination date, (ii) to the extent permitted under each applicable plan or arrangement, a lump sum cash payment equal to Mr. Hagedorn’s accrued benefits as of the termination date under the Company’s pension plans, and (iii) a lump sum cash payment equal to the monthly premiums for a period of three years following the termination date that Mr. Hagedorn would incur if he continued coverage under applicable medical, disability and life insurance plans.

The Hagedorn Severance Agreement incorporates restrictive covenants in the form of an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (the “Hagedorn Noncompetition Agreement”), which is substantially similar to the agreements with the Company’s other executive officers and is broader in scope and applicability than the noncompetition covenant in the Former Employment Agreement. As additional consideration to Mr. Hagedorn for expanding the conditions under which restrictive covenants will be enforceable, and subject to repayment upon certain defined circumstances, in the event of termination by the Company without Cause or by Mr. Hagedorn for Good Reason, the Hagedorn Severance Agreement provides that Mr. Hagedorn shall be entitled to a payment of $100,000 per month over 36 months (the “Noncompetition Payments”). Mr. Hagedorn would also be entitled to the Noncompetition Payments if he terminates his employment other than for Good Reason, and the Board, in its sole discretion, notifies Mr. Hagedorn that it intends to enforce the noncompetition restrictions set forth in the Hagedorn Noncompetition Agreement.

If Mr. Hagedorn is terminated for Cause, all restrictions in the Hagedorn Noncompetition Agreement apply and no Severance Payments or Noncompetition Payments will be made.

Mr. Hagedorn will be ineligible for any Severance Payments or Noncompetition Payments if he does not execute, or he revokes, a release substantially in the form attached to the Hagedorn Severance Agreement.

In the event of any termination of Mr. Hagedorn’s employment, Mr. Hagedorn must immediately resign from any director or employee or officer positions that he holds with the Company Group (as defined below) other than his position as a member of the Board. In addition, if Mr. Hagedorn and his affiliates cease to own in the aggregate at least 5% of the voting power of the Company’s outstanding securities, Mr. Hagedorn must also immediately resign from the Board, if requested by the Board upon a termination of his employment by the Company for Cause.

The Hagedorn Severance Agreement includes a recapture right for incentive-based compensation. To the extent required by applicable law and whether or not then employed, any incentive-based compensation, whether cash or equity, received within the three-year period preceding the event giving rise to a repayment requirement will be repaid or returned by Mr. Hagedorn, or the after tax value (to the extent permissible under applicable law) repaid in the event that any equity has then been sold. This repayment/return obligation applies only to cash compensation received or equity awards granted after the effective date of the Hagedorn Severance Agreement, except as otherwise required by applicable law.

The term “Cause” is defined in the Hagedorn Severance Agreement to mean that Mr. Hagedorn has (i) willfully and materially breached the terms of the Hagedorn Noncompetition Agreement; (ii) engaged in willful misconduct that has materially injured the business of the Company, Scotts LLC or any of their subsidiaries or any affiliates of those entities, on a consolidated basis, with the Company or Scotts LLC (collectively, the “Company Group”); (iii) willfully committed a material act of fraud or material breach of Mr. Hagedorn’s duty of loyalty to the Company Group; (iv) willfully and continually failed to attempt in good faith to perform his duties under the Hagedorn Severance Agreement (other than any such failure resulting from his incapacity due to physical or mental illness); or (v) been convicted, or pled guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

The term “Good Reason” is defined in the Hagedorn Severance Agreement to mean, without Mr. Hagedorn’s consent, the existence of one or more of the following conditions: (i) the assignment to Mr. Hagedorn of any duties inconsistent with his status as a Chief Executive Officer of the Company or a substantial adverse alteration in the nature or status of his responsibilities; (ii) a reduction by the Company of Mr. Hagedorn’s total direct compensation at target for a fiscal year in the aggregate, which is equal to the sum of his base salary, target bonus opportunity, and the grant date value of any long term awards for such year, based on the standard grant practices of the Compensation Committee for such year, to an amount less than $5,328,000; (iii) the requirement by the Company that Mr. Hagedorn relocate his primary personal residence; (iv) the failure by the Company, without Mr. Hagedorn’s consent, to pay to him any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (v) the failure by the Company to continue in effect any compensation or benefit plan in which Mr. Hagedorn is entitled to participate as of the effective date of the Hagedorn Severance Agreement or thereafter which is material to his total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable; (vi) the failure by the Company to continue to provide Mr. Hagedorn with benefits substantially similar to those enjoyed by him as of the effective date of the Hagedorn Severance Agreement or thereafter under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which he is entitled to participate, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit or perquisite that he enjoys, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on an annual basis as of the effective date of the Hagedorn Severance Agreement; or (vii) any purported termination of Mr. Hagedorn’s employment without Cause that is not effected pursuant to a notice of termination. Mr. Hagedorn must provide written notice within 90 days of an event he believes to be Good Reason and the Company is entitled to 30 days to cure after receipt of the Notice.

Executive Severance Plan

The Executive Severance Plan was approved by the Compensation Committee on May 4, 2011. Subject to the terms of the Executive Severance Plan, the Compensation Committee subsequently designated each of Mr. Coleman, Mr. Sanders, Mr. Lukemire and Ms. Stump as eligible participants. Under the terms of the Executive Severance Plan, each participant will be eligible to receive severance benefits in the event his or her employment is terminated involuntarily without Cause, provided certain conditions are satisfied. The term “Cause” is defined in the Executive Severance Plan by reference to the Long-Term Incentive Plan (or any successor plan thereto) as: (a) the willful failure to substantially perform one’s duties as an employee (for reasons other than physical or mental illness) after reasonable notice of that failure; (b) misconduct that materially injures the Company or any subsidiary or affiliate; (c) conviction of, or entering into a plea of nolo contendere to, a felony; or (d) breach of any written covenant or agreement with the Company or any subsidiary or affiliate.

In order to receive benefits under the Executive Severance Plan, each of Mr. Coleman, Mr. Sanders, Mr. Lukemire and Ms. Stump (each a “Participant” and collectively the “Participants”) has executed a tier 1 participation agreement (the “Participation Agreement”), the form of which was approved by the Compensation Committee, and, upon termination, must execute a release agreement in favor of the Company.

The Participation Agreement provides for the following severance benefits in the event a Participant’s employment is terminated involuntarily without Cause or the Participant resigns for Good Reason:

•	a continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months after the date of termination (the “Severance Period”);

•	a prorated bonus for the plan year in which the termination occurs, to be paid if earned at the time the Company pays annual bonus awards generally; and

•
for a period of 18 months, an amount equal to the excess of the then-COBRA premium charged by the Company to terminated employees, over the premium charged to participants for the benefits in which they were enrolled at the effective date of termination (the “Benefits Offset Payment”).

All other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits. In addition to the foregoing, in the event termination occurs within two years following a Change in Control (as defined in the Executive Severance Plan), the Participant will also receive a payment equal to twice the Participant’s target bonus opportunity.

The Participation Agreement defines “Good Reason” as the existence of one or more of the following conditions without the Participant’s consent: (a) a material diminution in total direct compensation at target (meaning the sum of base salary, target bonus opportunity and the grant date value of long-term awards), other than as a result of (i) an across-the-board reduction for executives at the Participant’s level or (ii) a reduction in total direct compensation at target as a result of the Participant being on a performance improvement or disciplinary plan; or (b) a material diminution in authority, duties or responsibilities. Under the terms of the Participation Agreement, Good Reason exists only if the Company fails to cure the event giving rise to Good Reason within 30 days after receiving notice thereof from the Participant.

Hilsheimer Separation Agreement

Lawrence A. Hilsheimer departed from the Company on April 14, 2014, having served as the Company’s Executive Vice President and Chief Financial Officer. On April 17, 2014, Scotts LLC executed a Separation Agreement and Release of All Claims (the “Hilsheimer Separation Agreement”) with Mr. Hilsheimer. The Hilsheimer Separation Agreement addresses the payments and benefits to which Mr. Hilsheimer is entitled in connection with his resignation.

Pursuant to the terms of the Hilsheimer Separation Agreement, Scotts LLC pays or makes the following amounts and benefits available to Mr. Hilsheimer on or after April 14, 2014: (a) severance pay equal to twenty-four months of salary, at Mr. Hilsheimer’s regular monthly base pay, payable in accordance with Scotts LLC standard payroll procedures; (b) outplacement services for a period of up to 12 months; (c) for a period of 18 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Mr. Hilsheimer paid as an active employee; and (d) a prorated annual bonus award equal to the amount Mr. Hilsheimer would have received had he remained employed for the entire 2014 fiscal year, but prorated based upon the actual base salary paid to Mr. Hilsheimer through April 14, 2014, payable no later than December 15, 2014. In addition, subject to the terms of a special sign-on grant of RSUs on April 1, 2013 that was negotiated at the time of Mr. Hilsheimer’s hire, the unvested portion of the RSUs and related dividend equivalents granted to Mr. Hilsheimer on April 1, 2013 became vested as of April 14, 2014 and will be paid to Mr. Hilsheimer in accordance with, and subject to, the terms of the award agreement evidencing the award.

The payments and benefits described above are the only amounts to which Mr. Hilsheimer is entitled under the Hilsheimer Separation Agreement (or any other agreement). He also remains entitled to any vested benefits he had as of April 14, 2014 under other benefit plans or programs maintained by the Company or its subsidiaries, including the Long-Term Incentive Plan, the Retirement Savings Plan and the ERP, and any award agreements thereunder to which Mr. Hilsheimer is a party.

The Hilsheimer Separation Agreement, together with the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Hilsheimer on April 1, 2013, which continue in effect following his departure, also contains various restrictive covenants, including covenants relating to noncompetition, confidentiality, cooperation and nonsolicitation.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs employed by Scotts LLC at fiscal year-end in the event of a termination of employment and/or a change in control of the Company and that have provided compensation to the NEOs no longer employed by the Company or its subsidiaries upon termination of employment.

Severance Arrangements: None of our NEOs currently has an employment agreement with the Company. Effective December 11, 2013, James Hagedorn entered into the Hagedorn Severance Agreement, which superseded and terminated his then-effective employment agreement. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan. Barry W. Sanders, who ceased acting as President and Chief Operating Officer of the Company effective December 18, 2014 and will depart from the Company effective January 31, 2015, is also a party to the Sanders Separation Agreement with the Company that addresses the payments and benefits to which he is entitled in connection with his departure. The terms of the Sanders Separation Agreement are summarized above under the section captioned “Recent Developments” within the CD&A. Lawrence A. Hilsheimer, who departed the Company effective April 14, 2014, is party to the Hilsheimer Separation Agreement, which addresses the payments and benefits to which he is entitled in connection with his departure. In addition to the compensation and benefits under the Hagedorn Severance Agreement, the Sanders Separation Agreement and the Executive Severance Plan, all other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits.

The Hagedorn Severance Agreement and the Executive Severance Plan provide for severance and continued compensation and benefit eligibility as summarized in the table below.

	Prior to CIC		Within 2 Years Following CIC
	Involuntary Without Cause or Voluntary With Good Reason	Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason
Salary Continuation:
CEO	3x base salary	None	3x base salary
All Other NEOs	2x base salary	None	2x base salary
Annual Incentive:
CEO	3x highest bonus paid in prior three years	Prorated target bonus	3x highest bonus paid in prior three years
All Other NEOs	Prorated annual bonus	Prorated target bonus	Prorated annual bonus, plus 2x target bonus
Welfare Benefits:
CEO	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years	None	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years
All Other NEOs	Coverage ends and NEO receives Benefits Offset Payment for 18 months	None	Coverage ends and NEO receives Benefits Offset Payment for 18 months
Non-Compete Payments:
CEO	$3.6 million, payable in $100,000 monthly installments	None	$3.6 million, payable in $100,000 monthly installments
All other NEOs	No additional compensation provided	None	No additional compensation provided

If an NEO terminates his or her employment voluntarily without Good Reason, other than for retirement, or such NEO’s employment is terminated for Cause, the NEO is not entitled to receive any additional base salary, annual incentive payment or welfare benefits. The specific obligations to each of the NEOs are detailed in the separate tables that follow.

Equity-Based Compensation Plans: As previously mentioned, grants of NSOs, SARs, RSUs and PUs are typically subject to three-year, time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all participants under the equity-based compensation plans.

Termination Due to:	Unvested NSOs, SARs, RSUs and PUs
Retirement	Vest on date of termination

Death or Disability	Vest on date of termination

For Cause	Forfeited on date of termination

Any Other Reason	Forfeited on date of termination

Subsequent to Change in Control	Generally vest on date of termination, as described below

Retirement: A voluntary termination after a participant reaches age 55 with 10 years of service. As of September 30, 2014, Mr. Hagedorn, Mr. Lukemire and Ms. Stump satisfy the requirements for retirement eligibility.

Disability: By reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than twelve months, a participant is (i) unable to engage in any substantial gainful activity or (ii) receiving income replacement benefits for a period of not less than three months under a Company accident and health plan.

Treatment of Equity Awards Following a Change in Control: Upon a change in control of the Company, outstanding NSOs and SARs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair market value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled NSO or SAR; provided, however, such cancellation may not take affect if either: (a) the Compensation Committee determines prior to the change in control that immediately after the change in control, the NSOs and SARs will be honored or assumed, or new awards with substantially equivalent value substituted, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding NSOs and SARs within 15 days of the date of the change in control.

Following a change in control, unvested RSUs will vest in full and all restrictions relating to such awards will lapse. The vested awards will be distributed, if not already held by a participant and to the extent applicable: (i) in a single lump-sum cash payment within 30 days following such change in control based on the change in control price or (ii) at the Compensation Committee’s discretion, in the form of whole Common Shares of the Company or shares of any successor company.

With respect to PUs, all performance goals associated with outstanding awards will be deemed to have been met on the date of the change in control, all performance periods will be accelerated to the date of the change in control and all outstanding awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to the Hagedorn Severance Agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2014, the last day of the 2014 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Hagedorn as of September 30, 2014, see the table captioned “Outstanding Equity Awards at 2014 Fiscal Year-End.”

	Termination Prior to CIC		Termination Following CIC
Executive Benefits and Payments Upon Termination	Involuntary Without Cause or Voluntary With Good Reason	Termination Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason	CIC Only
Compensation:	.
Base Salary (3x annual base salary)	$3,300,000	$—	$3,300,000	$—
EIP (1)	4,692,864	—	4,692,864	—
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and accelerated (2)	1,164,388	1,164,388	1,164,388	1,164,388
Restricted Stock Units:
Unvested and Accelerated (3)	3,104,365	3,104,365	3,104,365	3,104,365
Dividend Equivalents (4)	260,689	260,689	260,689	260,689
Performance Units:
Unvested and Accelerated (5)	8,681,420	8,681,420	8,681,420	8,681,420
Dividend Equivalents (6)	694,025	694,025	694,025	694,025
Benefits and Perquisites:
Health & Welfare Benefits (7)	45,350	—	45,350	—
Accrued Retirement Benefits (vested):
Associates Pension Plan (8)	205,102	205,102	205,102	—
Excess Benefit Plan (8)	39,545	39,545	39,545	—
RSP (8)	2,133,850	2,133,850	2,133,850	—
ERP (8)	2,946,821	2,946,821	2,946,821	—
Other Payments:
Non-Compete Payments (9)	3,600,000	—	3,600,000	—
Total:	$30,868,419	$19,230,205	$30,868,419	$13,904,887
________________________

(1)	Lump-sum payment of cash severance benefit in an amount equal to three times the EIP payout for the 2014 fiscal year, the highest annual bonus paid in any of the three preceding years.

(2)
Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $55.00, the Common Share price as of September 30, 2014, and the respective exercise prices. Since Mr. Hagedorn is retirement eligible, all NSOs are subject to accelerated vesting upon termination for any reason other than for Cause.

(3)
Immediate vesting of all unvested RSUs, valued based on the Common Share price of $55.00 as of September 30, 2014. Since Mr. Hagedorn is retirement eligible, all RSUs are subject to accelerated vesting upon termination for any reason other than for Cause. The vested RSUs are generally settled on the third anniversary of the grant date.

(4)
Immediate vesting of all deferred dividend equivalents associated with unvested RSUs. Since Mr. Hagedorn is retirement eligible, all deferred dividend equivalents are subject to accelerated vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(5)
Immediate vesting of all unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved), valued based on the Common Share price of $55.00 as of September 30, 2014. In addition to the performance criteria, the PUs are subject to the achievement of a three-year service-based vesting requirement from the date of grant. Since Mr. Hagedorn is retirement eligible, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause, but the PUs remain subject to the performance criteria.

(6)
Immediate vesting of all deferred dividend equivalents associated with unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved). Since Mr. Hagedorn is retirement eligible, the service-based vesting criteria is deemed to be satisfied.

(7)	Lump-sum payment equal to the equivalent monthly premiums to continue medical disability and life insurance for a period of three years.

(8)	Reflects respective accrued benefits, which are fully vested as of September 30, 2014 (and are not further enhanced or accelerated as a result of the potential termination event).

(9)
Per the Hagedorn Severance Agreement, Mr. Hagedorn will receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year period following an involuntary termination by the Company without Cause, or a voluntary termination by Mr. Hagedorn for Good Reason (subject to Mr. Hagedorn executing a Release agreement as prescribed by the Company).

Termination of Employment and Change in Control — Mr. Coleman, Mr. Sanders, Mr. Lukemire and Ms. Stump

The following tables describe the approximate payments that would be made to each of the above-named NEOs pursuant to the Executive Severance Plan or other plans or individual award agreements in the event of termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2014, the last day of the 2014 fiscal year. For further information concerning the outstanding equity-based awards held by each of the above-named NEOs as of September 30, 2014, see the table captioned “Outstanding Equity Awards at 2014 Fiscal Year-End.”

The compensation and benefits to which Mr. Sanders is entitled in connection with his departure from the Company on January 31, 2015, which include certain negotiated benefits in connection with his agreement to expand the scope of certain covenants under the Sanders Noncompetition Agreement, are set forth in the Sanders Separation Agreement.

The compensation and benefits to which Mr. Hilsheimer is entitled are set forth in the Hilsheimer Separation Agreement, which is summarized above under the section captioned “SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS — Hilsheimer Separation Agreement.”

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason:

Executive Benefits and Payments Upon Termination	Mr. Coleman		Mr. Sanders		Mr. Lukemire		Ms. Stump
Compensation:
Base Salary (2x annual base salary)	$1,000,000		$1,420,000		$1,030,000		$880,000
EIP — Pro Rata Actual Payout (1)	350,000		568,000		283,250		242,000
EIP — Target Payout (1x target amount)	—		—		—		—
Equity-Based Compensation	—		—		—		—
Stock Options:
Unvested and Accelerated	—		—		94,990	(2)	116,441	(2)
Restricted Stock Units:
Unvested and Accelerated	513,315	(3)	509,355	(3)	575,850	(4)	288,310	(4)
Accrued Dividends	42,232	(3)	30,793	(3)	53,464	(5)	24,733	(5)
Performance Units:
Unvested and Accelerated	—		—		492,800	(6)	951,940	(6)
Dividend Equivalents	—		—		33,627	(7)	75,788	(7)
Benefits and Perquisites:
Benefits Offset Payment (8)	19,375		19,375		19,367		14,060
Accrued Retirement Benefits:
Associate Pension Plan (9)	—		—		15,819		—
RSP (9)	632,535		545,820		768,799		798,687
ERP (9)	367,859		528,761		782,028		421,835
Total:	$2,925,316		$3,622,104		$4,149,994		$3,813,794

________________________

(1)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target.

(2)
Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $55.00, the Common Share price as of September 30, 2014, and the respective exercise prices. Since Mr. Lukemire and Ms. Stump are retirement eligible, all NSOs are subject to accelerated vesting upon termination for any reason other than for cause.

(3)
With respect to Mr. Coleman, immediate vesting of the May 8, 2013 RSUs and related dividend equivalents only and with respect to Mr. Sanders, immediate vesting of the January 31, 2014 RSUs and related dividend equivalents only (in both cases valued based on the Common Share price of $55.00 as of September 30, 2014).

(4)
Immediate vesting of all unvested RSUs valued based on the Common Share price of $55.00 as of September 30, 2014. Since Mr. Lukemire and Ms. Stump are retirement eligible, all RSUs are subject to accelerated vesting upon termination for any reason other than for Cause. The vested RSUs are generally settled on the third anniversary of the grant date.

(5)
Immediate vesting of all deferred dividend equivalents associated with unvested RSUs. Since Mr. Lukemire and Ms. Stump are retirement eligible, all deferred dividend equivalents are subject to accelerated vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(6)
Immediate vesting of all unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved), valued based on the Common Share price of $55.00 as of September 30, 2014. In addition to the performance criteria, the PUs are subject to the achievement of a three-year service-based vesting requirement from the date of grant. Since Mr. Lukemire and Ms. Stump are retirement eligible, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause, but the PUs remain subject to the performance criteria. The vested PUs are generally settled on the third anniversary of the grant date.

(7)
Immediate vesting of all deferred dividend equivalents associated with unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved). Since Mr. Lukemire and Ms. Stump are retirement eligible, all deferred dividend equivalents are subject to accelerated vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(8)
An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2014; calculated for a period of 18 months.

(9)	Reflects respective accrued benefits, which are fully vested as of September 30, 2014 (and are not further enhanced or accelerated as a result of the potential termination event).

Termination Due to Death or Disability:

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Sanders	Mr. Lukemire	Ms. Stump
Compensation:
Base Salary	$—	$—	$—	$—
EIP — Pro Rata Actual Payout (1)	350,000	568,000	283,250	242,000
EIP — Target Payout	—	—	—	—
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and Accelerated (2)	113,624	459,635	94,990	116,441
Restricted Stock Units:
Unvested and Accelerated (3)	1,112,320	1,080,640	575,850	288,310
Accrued Dividends (4)	98,264	94,154	53,464	24,733
Performance Units:
Unvested and Accelerated (5)	438,240	4,231,920	492,800	951,940
Dividend Equivalents (6)	31,080	335,317	33,627	75,788
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Associate Pension Plan (7)	—	—	15,819	—
RSP (7)	632,535	545,820	768,799	798,687
ERP (7)	367,859	528,761	782,028	421,835
Total:	$3,143,922	$7,844,247	$3,100,627	$2,919,734
________________________

(1)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target.

(2)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $55.00, the Common Share price as of September 30, 2014, and the respective exercise prices.

(3)	Immediate vesting and settlement of all unvested RSUs valued based on the Common Share price of $55.00 as of September 30, 2014.

(4)	Immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs.

(5)
Immediate vesting and settlement of all unvested PUs (to the extent the pre-defined performance criteria has already been achieved, or is expected to be achieved), valued based on the Common Share price of $55.00 as of September 30, 2014. In addition to the performance criteria, the PUs are subject to the achievement of a three-year service-based vesting requirement from the date of grant, which is deemed to be satisfied upon termination in the event of death or disability.

(6)	Immediate vesting and settlement of all deferred dividend equivalents associated with unvested PUs. Amounts reported assume the target level of performance is achieved for all PUs.

(7)
Reflects respective account balances as of September 30, 2014, which are fully vested as of September 30, 2014 (and are not further enhanced or accelerated as a result of the potential termination event).

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason (within 2 years following CIC):

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Sanders	Mr. Lukemire	Ms. Stump
Compensation:
Base Salary (2x annual base salary)	$1,000,000	$1,420,000	$1,030,000	$880,000
EIP — Pro Rata Actual Payout (1)	350,000	568,000	283,250	242,000
EIP — Target Payout (2x target amount)	700,000	1,136,000	566,500	484,000
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and Accelerated (2)	113,624	459,635	94,990	116,441
Restricted Stock Units:
Unvested and Accelerated (3)	1,112,320	1,080,640	575,850	288,310
Accrued Dividend (4)	98,264	94,154	53,464	24,733
Performance Units:
Unvested and Accelerated (5)	438,240	4,231,920	492,800	951,940
Dividend Equivalents (6)	31,080	335,317	33,627	75,788
Benefits and Perquisites:
Benefits Offset Payment (7)	19,375	19,375	19,367	14,060
Accrued Retirement Benefits:
Associate Pension Plan (8)	—	—	15,819	—
RSP (8)	632,535	545,820	768,799	798,687
ERP (8)	367,859	528,761	782,028	421,835
Total:	$4,863,297	$10,419,622	$4,716,494	$4,297,794
________________________

(1)	Lump-sum payment in an amount equal to a prorated annual bonus award, assuming the EIP paid out at 100% of target.

(2)	Immediate vesting of all outstanding and unvested stock options, valued based on the difference between $55.00, the Common Share price as of September 30, 2014, and the respective exercise prices.

(3)	Immediate vesting and settlement of all unvested RSUs valued based on the Common Share price of $55.00 as of September 30, 2014.

(4)	Immediate vesting and settlement of all deferred cash dividends and dividend equivalents associated with unvested RSUs.

(5)
Immediate vesting and settlement of all unvested PUs, valued based on the Common Share price of $55.00 as of September 30, 2014. The PUs are subject to the achievement of the pre-defined performance criteria as well as a three-year service-based vesting requirement from the date of grant. However, in the event of a change in control, all performance criteria and service-based vesting requirements are deemed to have been met on the date of the change in control.

(6)	Immediate vesting and settlement of all deferred dividend equivalents associated with unvested PUs.

(7)
An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2014; calculated for a period of 18 months.

(8)
Reflects respective account balances as of September 30, 2014, which are fully vested as of September 30, 2014 (and are not further enhanced or accelerated as a result of the potential termination event).

Change in Control Only (no termination):

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Sanders	Mr. Lukemire	Ms. Stump
Compensation:
Base Salary (2x annual base salary)	$—	$—	$—	$—
EIP — Pro Rata Actual Payout	—	—	—	—
EIP — Target Payout (2x target)	—	—	—	—
Equity-Based Compensation	—	—	—	—
Stock Options:
Unvested and Accelerated (1)	113,624	459,635	94,990	116,441
Restricted Stock Units:
Unvested and Accelerated (2)	1,112,320	1,080,640	575,850	288,310
Accrued Dividends (3)	98,264	94,154	53,464	24,733
Performance Units:
Unvested and Accelerated (2)	438,240	4,231,920	492,800	951,940
Dividend Equivalents (3)	31,080	335,317	33,627	75,788
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Associate Pension Plan	—	—	—	—
RSP	—	—	—	—
ERP	—	—	—	—
Total:	$1,793,528	$6,201,666	$1,250,731	$1,457,212
________________________

(1)
Immediate cancellation and settlement of all outstanding and unvested stock options (assuming unvested stock options will not be assumed or substituted in connection with the change in control), valued based on the difference between $55.00, the Common Share price as of September 30, 2014, and the respective exercise prices.

(2)
Immediate vesting and settlement of all unvested RSUs and PUs (assuming unvested RSUs and PUs will not be assumed or substituted in connection with the change in control), valued based on the Common Share price of $55.00 as of September 30, 2014. In the event of a change in control, all performance criteria and service-based vesting requirements are deemed to have been met on the date of the change in control.

(3)
Immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs and PUs (assuming unvested RSUs and PUs will not be assumed or substituted in connection with the change in control).

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

In connection with executing the Hagedorn Severance Agreement on December 11, 2013, Mr. Hagedorn became a party to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (the “Hagedorn Noncompetition Agreement”), pursuant to which Mr. Hagedorn has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Hagedorn Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for Mr. Hagedorn’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Hagedorn Noncompetition Agreement also contains provisions that prevent Mr. Hagedorn from engaging in specified competitive and solicitation activities during his employment with Scotts LLC and its affiliates, and for an additional three years thereafter. As additional consideration for entering into the Hagedorn Severance Agreement, which incorporates the Hagedorn Noncompetition Agreement, Mr. Hagedorn is entitled to receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three year restrictive period. However, the non-compete payments are only payable in the following situations: (1) in the event Mr. Hagedorn’s employment is terminated involuntarily without Cause, (2) in the event Mr. Hagedorn voluntarily terminates his employment with Good Reason, or (3) in the event Mr. Hagedorn voluntarily terminates his employment without Good Reason, provided the Board of Directors notifies Mr. Hagedorn that it intends to enforce the restrictive covenants. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will result in forfeiture of any remaining non-compete payments, if applicable, and the repayment of any prior non-compete payments received by Mr. Hagedorn pursuant to the terms of the Hagedorn Severance Agreement. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will also result in forfeiture of future payment under the EIP and will oblige Mr. Hagedorn to return to Scotts LLC any monies paid to him under the EIP within the three years prior to breach.

Mr. Coleman, Mr. Sanders, Mr. Lukemire, Ms. Stump, and Mr. Hilsheimer are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (the “Noncompetition Agreement”), pursuant to which each executive officer (or former executive officer) has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Noncompetition Agreement also contains provisions that prevent the individual party to it from engaging in specified competitive and solicitation activities during his or her employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the Noncompetition Agreement will result in forfeiture of any future payment under the EIP and will oblige the individual to return to Scotts LLC any monies paid to him or her under the EIP within the three years prior to breach.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires us to provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. This proposal is commonly referred to as the “Say-on-Pay” vote.

Our compensation programs align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing shareholder value. Our Compensation Discussion and Analysis (CD&A), which begins on page 22 of this Proxy Statement, provides extensive detail regarding our compensation philosophy and objectives, the elements of executive compensation and our compensation practices. We encourage you to review the CD&A before voting on this proposal.

Highlights of our compensation philosophy and program for the 2014 fiscal year include the following:

•
Performance-Based Pay: Consistent with our pay-for-performance philosophy, approximately 70% of the annual compensation opportunity for our CEO and the other NEOs, was delivered in the form of variable pay tied to financial performance.

•
No Employment Agreements: The Company no longer maintains employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are provided under an executive severance plan.

•	Limited Use of Gross-Ups: We limit our use of tax gross-up payments to those relating to relocation-related benefits. During the 2014 fiscal year no tax gross-up payments were made to any of the NEOs.

•
Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which preclude acceleration of vesting of outstanding cash and equity-based awards upon a change in control if such awards are assumed or substituted. In these instances, our plans preclude acceleration of vesting unless an employee is terminated.

•
Clawback Provisions: All of our equity-based awards and annual incentive awards contain provisions designed to recoup such awards for violation of non-compete covenants or engaging in conduct that is detrimental to the Company. In addition, our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement.

•
Significant Stock Ownership: Each of our NEOs is expected to maintain a significant amount of his or her accumulated wealth in the form of Common Shares. The ownership guidelines are 10 times base salary for our CEO, 5 times base salary for our President and 3 times base salary for all other NEOs.

•
Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•
Compensation Risk Assessment: The Company conducted an annual review of its compensation programs for the 2014 fiscal year and concluded that the compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•
Independent Compensation Committee: Each member of our Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. Each member of our Compensation Committee also qualifies as an outside director for purposes of IRC § 162(m) and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

•
Insider Trading Policy; Anti-Hedging Policy: Our insider trading policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

The Say-on-Pay vote is not intended to address any specific element of compensation, but rather provides shareholders an opportunity to express their views regarding the overall compensation of our NEOs and our executive compensation philosophy and objectives, guiding principles, policies and practices.

Recommendation and Vote

For the reasons set forth above, the Company is asking its shareholders to support the compensation of the NEOs as set forth in this Proxy Statement by approving the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnote and narrative disclosures accompanying the tables.”

To be approved, this proposal requires the affirmative vote of holders of a majority of the Company’s Common Shares that are voted on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Abstentions and broker non-votes will be treated as votes cast “Against” the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

We highly value the opinions of our shareholders. Accordingly, although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee will consider the outcome of the Say-on-Pay vote in connection with future executive compensation decisions.

PROPOSAL NUMBER 3

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ending September 30, 2014, and the Company’s internal control over financial reporting as of September 30, 2014. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2015. Although it is not required to do so, the Board has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “Against”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm for the fiscal year ending September 30, 2016. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2015.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit and Finance Committee (the predecessor to the Audit Committee, which the Board separated into the Audit Committee and the Finance Committee on December 1, 2014) issued the following report on November 14, 2014.  The Audit and Finance Committee consisted of the following members as of such date: Alan H. Barry, Chair; Thomas N. Kelly Jr.; and Nancy G. Mistretta.

Report of the Audit and Finance Committee for the 2014 Fiscal Year

Role of the Audit and Finance Committee, Independent Registered Public Accounting Firm and Management

The Audit and Finance Committee consists of three directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board. A copy of the Audit and Finance Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com.

The role of the Audit and Finance Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit and Finance Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

In the performance of its oversight function, the Audit and Finance Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements. The Audit and Finance Committee also has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board or the PCAOB. In addition, the Audit and Finance Committee has received from the independent auditors the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent auditors’ communications with the Audit and Finance Committee concerning independence, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit and Finance Committee discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Company’s Chief Internal Auditor, who is accountable to the Audit and Finance Committee. The Audit and Finance Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit and Finance Committee met with the Chief Financial Officer and other executive officers of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

Audit and Finance Committee Recommendation

Based on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2014 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year 2014 for filing with the SEC.

Submitted by the Audit and Finance Committee of the Board of Directors of the Company:

Alan H. Barry, Chair
Thomas N. Kelly Jr.
Nancy G. Mistretta

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2014 fiscal year and the 2013 fiscal year were approximately $2,605,000 and $2,486,000, respectively. These amounts included fees for professional services rendered by Deloitte in connection with: (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2014 fiscal year and the 2013 fiscal year were approximately $379,000 and $300,000, respectively. The fees under this category related to: (1) internal control review projects, (2) audits of employee benefit plans, (3) assistance regarding Section 404 of the Sarbanes-Oxley Act of 2002 and (4) due diligence services related to potential acquisitions, dispositions and similar activities.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2014 fiscal year and the 2013 fiscal year were approximately $267,000 and $119,000, respectively. Tax fees related to tax compliance and advisory services and assistance with tax audits.

All Other Fees

The aggregate fees for non-audit services rendered by Deloitte for the 2014 fiscal year and the 2013 fiscal year were approximately $7,000 and $179,000, respectively. The fees under this category in fiscal year 2014 related to technical subscriptions and in fiscal year 2013 related to assistance with devolving a water platform strategy connected to future product development.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees,” “Tax Fees” or “All Other Fees” above were approved by the Audit Committee (or its predecessor, the Audit and Finance Committee) pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, including audit services, audit-related services, non-audit services, tax services and program and subscription services, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•	Employee benefit plan audits.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Internal control reviews.

•	Program and subscription services, including educational programs and seminars, webcasts/podcasts, database subscriptions, research reports, surveys and similar or related tools and services.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1.    Bookkeeping or other services related to the accounting records or financial statements of the Company. The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2.    Financial information systems design and implementation. The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3.    Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4.    Actuarial services. The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5.    Internal audit outsourcing services. The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6.    Management functions. Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7.    Human resources. The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8.    Broker-dealer, investment advisor or investment banking services. The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9.    Legal Services. The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10.    Expert services unrelated to the audit. The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with Mr. Hagedorn. The agreement permits Mr. Hagedorn to purchase up to 100 flight hours on Company aircraft for personal use at a cost that is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. During the 2014 fiscal year, Mr. Hagedorn purchased 72.3 flight hours under his time sharing agreement at a cost of $118,612, plus applicable federal excise taxes. Under the terms of the time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. Hagedorn as an additional insured.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which James Hagedorn is the majority shareholder. During the 2014 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $287,741. Because fuel that has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used during the 2014 fiscal year in the amount of $622,360. The Company also has agreements with Hagedorn Aviation pursuant to which the Company, for a fee, provides Hagedorn Aviation with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights on personal aircraft. The agreements were approved by the Nominating and Governance Committee based on the Company’s interest in ensuring the safety and security of Mr. Hagedorn and provide that if Hagedorn Aviation uses the Company’s aviation mechanics and/or pilots from time to time, Hagedorn Aviation must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics and/or pilots, as appropriate. During the 2014 fiscal year, Hagedorn Aviation accessed the services of pilots and mechanics in the amount of $3,557 and $19,851, respectively.

Mr. Hagedorn’s son, Christopher Hagedorn, is employed by The Hawthorne Gardening Company (a subsidiary of the Company) as General Manager and President.  Christopher Hagedorn also serves as a director of The Hawthorne Gardening Company.  During the 2014 fiscal year, Christopher Hagedorn received salary payments in the amount of $151,491 and he earned a bonus of $66,645, which was paid in the first quarter of fiscal year 2015.  As an employee of The Hawthorne Gardening Company, Christopher Hagedorn also is eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Scotts LLC subleased a portion of one of the Company’s regional offices to the Hagedorn Partnership, L.P. at a rate of $1,667 per month, plus a $2,110 monthly payment for communication services. Under this arrangement, the Hagedorn Partnership, L.P. paid Scotts LLC $33,987 during the 2014 fiscal year. This sublease was terminated on June 30, 2014.

Policies and Procedures with Respect to Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist it in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”), and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company or one of its subsidiaries is a participant and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Nominating and Governance Committee so that the Chair can analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. If the Chair determines that the transaction constitutes a Related Person Transaction, then the analysis and the Chair’s recommendation regarding the Related Person Transaction are presented to the Nominating and Governance Committee for consideration at its next regularly scheduled meeting. If advance approval of a Related Person Transaction by the Nominating and Governance Committee is not feasible, then the Related Person Transaction is to be considered, and if the Nominating and Governance Committee determines it to be appropriate, ratified, at the Nominating and Governance Committee’s next regularly scheduled meeting. In addition, the Chair of the Nominating and Governance Committee has the authority to pre-approve or ratify (as applicable) any Related Person Transaction in which the aggregate amount expected to be involved is less than $1.0 million.

In reviewing a Related Person Transaction for approval or ratification, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the Nominating and Governance Committee.

The Nominating and Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s or the applicable subsidiary’s best interests and the best interests of the Company’s shareholders. If a Related Person Transaction is ongoing, the Nominating and Governance Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the Nominating and Governance Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•	ordinary course transactions not exceeding $120,000;

•
executive officer compensation arrangements, provided that: (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was a “NEO,” and the Compensation Committee approved the compensation;

•
director compensation arrangements approved by the Board, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•
transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•
charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•	transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.

The Nominating and Governance Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved or ratified them for the 2014 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

There are five equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•	the 1996 Stock Option Plan;

•	the 2003 Equity Plan;

•	the Long-Term Incentive Plan;

•	the Discounted Stock Purchase Plan; and

•	the ERP.

The following table summarizes equity compensation plan information for the 1996 Stock Option Plan, the 2003 Equity Plan, the Long-Term Incentive Plan and the Discounted Stock Purchase Plan, all of which are shareholder approved, as a group and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2014. No disclosure is included in respect of the RSP as it is intended to meet the qualification requirements of IRC § 401(a). The information is shown with adjustments for: (i) the 2-for-1 stock split of the Common Shares distributed on November 9, 2005 to shareholders of record at the close of business on November 2, 2005, (ii) the special dividend paid on March 5, 2007, and (iii) the special dividend paid on September 17, 2014.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected In Column(a))
Equity compensation plans approved by shareholders	2,731,413 (1)	$38.26 (2)	3,033,119 (3)
Equity compensation plans not approved by shareholders	n/a (4)	n/a (5)	n/a (5)
Total	2,731,413	$38.26 (2)	3,033,119
________________________

(1)
Includes 191,567 Common Shares issuable upon exercise of NSOs granted under the 1996 Stock Option Plan (all of which are fully vested as of September 30, 2014); 29,041 Common Shares issuable upon exercise of NSOs and SARs granted under the 2003 Equity Plan (all of which are fully vested as of September 30, 2014); 1,765,665 Common Shares issuable upon exercise of NSOs granted under the Long-Term Incentive Plan (1,412,435 of which are fully vested as of September 30, 2014); 433,892 Common Shares issuable upon vesting of RSUs and DSUs granted under the Long-Term Incentive Plan (77,741 of which are fully vested as of September 30, 2014); and 311,248 Common Shares representing the maximum number of PUs granted under the Long-Term Incentive Plan that may be earned if the applicable performance goals are satisfied. As of September 30, 2014, 131,931 PUs remain subject to future performance goals.

(2)
Represents the weighted-average exercise price of outstanding NSOs granted under the 1996 Stock Option Plan, of outstanding NSOs granted under the 2003 Equity Plan and of outstanding NSOs granted under the Long-Term Incentive Plan, together with the weighted-average price of outstanding stock units held in the accounts of non-employee directors under the 2003 Equity Plan. Also see the discussion in note (1) above with respect to DSUs and PUs granted under the Long-Term Incentive Plan. The weighted-average exercise price does not take the DSUs and PUs into account.

(3)
Includes 2,980,956 Common Shares authorized and remaining available for issuance under the Long-Term Incentive Plan, as well as 52,163 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan. Of these 52,163 Common Shares, 1,093 Common Shares were subject to purchase rights as of September 30, 2014 and were purchased on October 6, 2014.

(4)
As of September 30, 2014, the Company is holding 47,108 Common Shares which were credited to the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share. Such shares were acquired by the Company at fair market value in the open market, based on a participant directed election to designate a portion of its respective salary and bonus deferrals to be invested in shares of the Company and distributed to the participant at the applicable distribution date(s). The shares, which are held in a trust account for the benefit of the participant, are already included as part of the Company’s issued and outstanding shares balance as of September 30, 2014.

(5)
Since the Common Shares held in the ERP are acquired by the plan as market shares, the ERP does not provide for a specified limit on the number of Common Shares that may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmarked investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The weighted-average price of amounts credited to the benchmark Company stock fund within participants’ bookkeeping accounts under the ERP is not readily calculable. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for eligible associates to purchase Common Shares at a price equal to at least 90% of the fair market value of the Common Shares at the end of the applicable offering period, which generally consists of one calendar month. Participants in the Discounted Stock Purchase Plan may elect to purchase Common Shares at a rate of not less than $10 per offering period or more than $24,000 per plan year.

Any U.S.-based full-time or permanent part-time employee of the Company (or a designated subsidiary of the Company) who has reached age 18 and has been an employee for at least 15 days before the first day of the applicable offering period is eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company (or a designated subsidiary of the Company) who meets certain eligibility criteria is also eligible to participate in the Discounted Stock Purchase Plan.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a custodial account maintained on the participant’s behalf, and may not be sold until the earliest of: (1) the beginning of the offering period following the date the participant terminates employment; (2) 12 months after the end of the offering period in which the Common Shares were purchased; or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the committee appointed by the Board to administer the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of December 3, 2014 by each of the current directors of the Company, by each nominee for election as a director, by each NEO listed in the Summary Compensation Table and by all current directors and executive officers as a group, as well as by persons known to the Company to beneficially own more than 5% of the outstanding Common Shares.

	Amount and Nature of Beneficial Ownership(1)(2)
Name of Beneficial Owner	Common Shares Presently Held	Common Share Equivalents Presently Held(3)	Options/ SARs(4)	Total	Percent of Class
Alan H. Barry	2,723	13,094(5)	—	15,817	(6)
Thomas Randal Coleman (7)	—	4,221(8)	19,842	24,063	(6)
Brian D. Finn	—	234(9)	—	234	(6)
James Hagedorn (7)	16,005,791(10)	254,287(11)	1,029,193(12)	17,289,271	27.78%
Adam Hanft	—	16,761(13)	—	16,761	(6)
Lawrence A. Hilsheimer (7)	1,210(14)	32,665(15)	—	33,875	(6)
Michelle A. Johnson (16)	—	1,315(17)	—	1,315	(6)
Stephen L. Johnson	—	9,905(18)	—	9,905	(6)
Thomas N. Kelly Jr. (16)	2,955	14,532(19)	—	17,487	(6)
Katherine Hagedorn Littlefield	15,960,307(20)	14,779(21)	30,068	16,005,154	26.23%
Michael C. Lukemire (7)	16,935(22)	19,430(23)	88,172	124,537	(6)
James F. McCann	—	2,984(24)	—	2,984	(6)
Nancy G. Mistretta	7,065	15,211(25)	—	22,276	(6)
Michael E. Porter, Ph.D.	19,190	2,992(26)	20,718	42,900	(6)
Barry W. Sanders (7)	647(27)	17,075(28)	104,803	122,525	(6)
Denise S. Stump (7)	17,851(29)	23,041(30)	37,392(31)	78,284	(6)
John R. Vines (16)	—	3,033(32)	—	3,033	(6)
All current directors and executive officers as a group (17 individuals)	16,078,157	414,090	1,340,189	17,832,436	28.43%
Hagedorn Partnership, L.P.	15,960,307(33)	—	—	15,960,307	26.18%
44 South Bayles Ave., Suite 218, Port Washington, NY 11050
First Eagle Investment Management, LLC (34)	5,933,817(35)	—	—	5,933,817	9.73%
1345 Avenue of the Americas New York, NY 10105
M&G Investment Management Limited and M&G Investment Funds 1 (36)	3,811,623(37)	—	—	3,811,623	6.25%
Governor’s House, Laurence Pountney Hill, London, England, EC4R 0HH

________________________

(1)
Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)	All Common Share amounts have been adjusted to account for the special dividend of $8.00 per share paid on March 5, 2007 and the special dividend of $2.00 per share paid on September 17, 2014.

(3)
Common Share Equivalents Presently Held figures include: (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the named executive’s bookkeeping account under the ERP; (b) Common Shares subject to RSUs and/or PUs granted to executive officers under the Long-Term Incentive Plan; and (c) Common Shares subject to DSUs granted to directors (together with related dividend equivalents) under the Long-Term Incentive Plan, in each case to the extent such Common Shares may be acquired within 60 days of December 3, 2014. The individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to RSUs, PUs or DSUs.

Amounts credited to the benchmark Company stock fund under the ERP are to be distributed in Common Shares. The vesting and settlement schedule associated with the retention awards granted under the ERP is discussed in the section captioned “Elements of Executive Compensation — Executive Retention Awards” within the CD&A.

Each whole RSU or PU represents a contingent right to receive one Common Share. In general, both RSUs and PUs vest on the third anniversary of the grant date. PUs are also subject to the achievement of either a three-year or a one-year performance goal. Both RSUs and PUs are subject to earlier vesting in the event of retirement, death or disability of the individual or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant date. Subject to the terms of the Long-Term Incentive Plan, whole vested RSUs and PUs will be settled in a lump sum as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination due to death or disability; or (ii) the third anniversary of the grant date.

Each whole DSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related DSU. The vesting and settlement schedule associated with DSUs is discussed in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION — Equity-Based Compensation — Vesting and Settlement.” With respect to Mr. Hanft and Mr. Johnson, amounts represent fully vested DSUs granted in connection with their elections to defer a portion of the cash retainer received for services as a director.

(4)	Amounts represent Common Shares that can be acquired upon exercise of options that are currently exercisable or will first become exercisable within 60 days of December 3, 2014.

(5)
Represents Common Shares that are the subject of DSUs granted to Mr. Barry. Based on the terms of his award agreement, the DSUs granted to Mr. Barry in 2013 are not subject to risk of forfeiture because he has reached age 50 and has at least five years of continuous service, making him retirement eligible under his award agreement.

(6)	Represents ownership of less than 1% of the outstanding Common Shares.

(7)	Individual named in the Summary Compensation Table.

(8)	Represents the aggregate of: (a) 2,568 Common Shares that are the subject of RSUs granted to Mr. Coleman; and (b) 1,653 Common Shares that are the subject of PUs granted to Mr. Coleman.

(9)	Represents Common Shares that are the subject of DSUs granted to Mr. Finn.

(10)
Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (33) below for additional disclosures regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (33) below, (a) 38,795 Common Shares that are allocated to his account and held by the trustee under the RSP; and (b) 6,689 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(11)
Represents the aggregate of: (a) 40,000 Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP; (b) 56,443 Common Shares that are the subject of RSUs granted to Mr. Hagedorn; and (c) 157,844 Common Shares that are the subject of PUs granted to Mr. Hagedorn. Because Mr. Hagedorn is retirement eligible, all RSUs and PUs are subject to accelerated vesting should he retire prior to the normal vesting dates. With respect to PUs, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause, but the PUs remain subject to the performance criteria.

(12)	Because Mr. Hagedorn is retirement eligible, all NSOs are subject to accelerated vesting should he retire prior to the normal vesting dates.

(13)
Represents Common Shares that are the subject of DSUs granted to Mr. Hanft, including shares granted to Mr. Hanft in connection with his election to defer 50% of his cash retainer for services as a director. Based on the terms of his award agreement, the DSUs granted to Mr. Hanft in 2013 are not subject to risk of forfeiture because he has reached age 50 and has at least five years of continuous service, making him retirement eligible under his award agreement.

(14)
Represents the aggregate of: (a) 449 Common Shares held by Mr. Hilsheimer directly; (b) 757 Common Shares that are allocated to his account and held by the trustee under the RSP, and (c) 4 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(15)	Represents Common Shares that are the subject of RSUs granted to Mr. Hilsheimer.

(16)	Nominee for election as a director of the Company.

(17)	Represents Common Shares that are the subject of DSUs granted to Ms. Johnson.

(18)
Represents Common Shares that are the subject of DSUs granted to Mr. Johnson, including shares granted to Mr. Johnson in connection with his election to defer 25% of his cash retainer for services as a director.

(19)
Represents Common Shares that are the subject of DSUs granted to Mr. Kelly. Based on the terms of his award agreement, the DSUs granted to Mr. Kelly in 2013 are not subject to risk of forfeiture because he has reached age 50 and has at least five years of continuous service, making him retirement eligible under his award agreement.

(20)
Ms. Littlefield is a general partner of the Hagedorn Partnership and has shared voting and dispositive power with respect to the Common Shares held by the Hagedorn Partnership. See note (33) below for additional disclosures regarding the Hagedorn Partnership.

(21)
Represents Common Shares that are the subject of DSUs granted to Ms. Littlefield. Based on the terms of her award agreement, the DSUs granted to Ms. Littlefield in 2013 are not subject to risk of forfeiture because she has reached age 50 and has at least five years of continuous service, making her retirement eligible under her award agreement.

(22)	Represents the aggregate of: (a) 16,471 Common Shares held by Mr. Lukemire directly; and (b) 464 Common Shares that are allocated to his account and held by the trustee under the RSP.

(23)
Represents the aggregate of: (a) 10,470 Common Shares that are the subject of RSUs granted to Mr. Lukemire; and (b) 8,960 Common Shares that are the subject of PUs granted to Mr. Lukemire. Because Mr. Lukemire is retirement eligible, all RSUs and PUs are subject to accelerated vesting should he retire prior to the normal vesting dates. With respect to PUs, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause, but the PUs remain subject to the performance criteria.

(24)	Represents Common Shares that are the subject of DSUs granted to Mr. McCann.

(25)
Represents Common Shares that are the subject of DSUs granted to Ms. Mistretta. Based on the terms of her award agreement, the DSUs granted to Ms. Mistretta in 2013 are not subject to risk of forfeiture because she has reached age 50 and has at least five years of continuous service, making her retirement eligible under her award agreement.

(26)	Represents Common Shares that are the subject of DSUs granted to Professor Porter.

(27)	Represents Common Shares held by Mr. Sanders in a custodial account under the Discounted Stock Purchase Plan.

(28)	Represents the aggregate of: (a) 10,387 Common Shares that are the subject of RSUs granted to Mr. Sanders; and (b) 6,688 Common Shares that are the subject of PUs granted to Mr. Sanders.

(29)	Represents the aggregate of: (a) 16,158 Common Shares held by Ms. Stump directly; and (b) 1,693 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(30)
Represents the aggregate of: (a) 491 Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP; (b) 5,242 Common Shares that are the subject of RSUs granted to Ms. Stump; and (c) 17,308 Common Shares that are the subject of PUs granted to Ms. Stump. Because Ms. Stump is retirement eligible, all RSUs and PUs are subject to accelerated vesting should she retire prior to the normal vesting dates. With respect to PUs, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause, but the PUs remain subject to the performance criteria.

(31)	Because Ms. Stump is retirement eligible, all NSOs are subject to accelerated vesting should she retire prior to the normal vesting dates.

(32)	Represents Common Shares that are the subject of DSUs granted to General Vines.

(33)
The Hagedorn Partnership is the record owner of 15,960,307 Common Shares. Of those Common Shares, 2,000,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). The general partners share voting and dispositive power with respect to the securities held by the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation (“Community Funds”), is a limited partner of the Hagedorn Partnership.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership and the other shareholders of Miracle-Gro Products (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company that are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share that is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(34)
All information presented in this table regarding First Eagle Investment Management, LLC (“First Eagle”) was derived from the Schedule 13G, dated February 14, 2014 (the “First Eagle Schedule 13G”), filed by First Eagle with the SEC on February 14, 2014 to report beneficial ownership of the Company’s Common Shares as of December 31, 2013.

(35)
In the First Eagle Schedule 13G, First Eagle reported sole voting power with respect to 5,734,370 Common Shares and sole dispositive power with respect to 5,933,817 Common Shares.  The First Eagle Global Fund, a registered investment company for which First Eagle acts as investment advisor, may be deemed to beneficially own 4,172,577 of these shares.

(36)
All information presented in this table regarding M&G Investment Management Limited and M&G Investment Funds 1 was derived from the Schedule 13G, dated February 13, 2014 (the “M&G Schedule 13G”), filed by M&G with the SEC on February 13, 2014 to report beneficial ownership of the Company’s Common Shares as of December 31, 2013.

(37)
The M&G Schedule 13G reflects: (i) shared voting and dispositive power held by M&G Investment Management Limited with respect to 3,811,623 Common Shares and (ii) shared voting and dispositive power held by M&G Investment Funds 1 with respect to 3,700,000 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of: (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2014 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2014 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during the Company’s 2014 fiscal year, except that the following Form 4 filings were made after their respective due dates: (1) one Form 4 for each of Michael C. Lukemire and Ivan C. Smith reporting the vesting of RSUs during the 2014 fiscal year; (2) one Form 4 for each of Alan H. Barry, Thomas N. Kelly Jr., Nancy G. Mistretta and Stephanie M. Shern reporting the vesting of DSUs during the 2014 fiscal year; and (3) one Form 4 for James Hagedorn reporting the sale of Common Shares during the 2014 fiscal year.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals must be received by the Corporate Secretary of the Company no later than August 21, 2015 to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2016 Annual Meeting of Shareholders. The Company will not be required to include in its proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2016 Annual Meeting of Shareholders without including that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by November 4, 2015, or if the Company meets other requirements of the applicable SEC Rules, then the proxies solicited by the Board for use at the 2016 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2016 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2016 Annual Meeting of Shareholders is currently scheduled to be held on January 28, 2016.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2014 fiscal year are included in the Company’s 2014 Annual Report. Copies of the Company’s 2014 Annual Report and the Company’s Annual Report on Form 10-K for the 2014 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2014 fiscal year is also available on the Company’s Internet website located at http://investor.scotts.com and is on file with the SEC, Washington, D.C. 20549.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the Internet website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the Internet website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s 2014 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s 2014 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s 2014 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (a) request additional copies of this Proxy Statement and the Company’s 2014 Annual Report or the Notice of Internet Availability of Proxy Materials or (b) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and the Company’s 2014 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

JAMES HAGEDORN
Chief Executive Officer and
Chairman of the Board

14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on January 28, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SMG

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by The Scotts Miracle-Gro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 PM Eastern Time on January 28, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80081-P57505-Z64304	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE SCOTTS MIRACLE-GRO COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Your Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of three directors, each to serve for a term of three years to expire at the 2018 Annual Meeting of Shareholders:
Nominees:
01) Michelle A. Johnson
02) Thomas N. Kelly Jr.
03) John R. Vines

Your Board of Directors recommends that you vote FOR the following proposals:						For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers.					☐	☐	☐
3.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2015.					☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity's name. Joint Owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, JANUARY 29, 2015, AT 9:00 A.M., EASTERN TIME
Access to this year’s virtual Annual Meeting of Shareholders will be available at
www.virtualshareholdermeeting.com/SMG. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders To Be Held on January 29, 2015:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2014 Annual Report are available at
www.proxyvote.com.

M80082-P57505-Z64304

THE SCOTTS MIRACLE-GRO COMPANY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 29, 2015
The holder(s) of common shares of The Scotts Miracle-Gro Company (the “Company”) identified on this proxy card hereby appoint(s) James Hagedorn and Ivan C. Smith, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held via live webcast only at www.virtualshareholdermeeting.com/SMG, on Thursday, January 29, 2015, at 9:00 a.m., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted “FOR” the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, “FOR” approval, on an advisory basis, of the compensation of the Company's named executive officers as set forth in Proposal Number 2, and “FOR” the ratification of the selection of the independent registered public accounting firm listed in Proposal Number 3. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 29, 2015, Annual Meeting, as well as the Company’s 2014 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY.
(This proxy card continues and must be signed and dated on the reverse side.)

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on January 29, 2015.

THE SCOTTS MIRACLE-GRO CO.	Meeting Information
	Meeting Type:	Annual
	For holders as of:	December 3, 2014
Date: January 29, 2015 Time: 9:00 AM Eastern Time
	Location:	Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/SMG

You are receiving this communication because you hold shares in the company named above.
14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of
the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE OF THE 2015 ANNUAL MEETING AND PROXY STATEMENT			2014 ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow à XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 15, 2015 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote By Internet:
Before The Meeting:	Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.
During The Meeting:
Go to www.virtualshareholdermeeting.com/SMG. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
Your Board of Directors recommends you vote FOR the following:
1.	Election of three directors, each to serve for a term of three years to expire at the 2018 Annual Meeting of Shareholders:
Nominees:
01) Michelle A. Johnson
02) Thomas N. Kelly Jr.
03) John R. Vines
Your Board of Directors recommends that you vote FOR the following proposals:
2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.
3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.